Prospectus Supplement No. 5 Filed Pursuant to Rule 424(b)(3)

(to Prospectus dated September 20, 2021)

Registration Statement No. 333-259446
Prospectus Supplement No. 4 Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated October 27, 2021)
Registration Statement No. 333-256137

Airspan Networks Holdings Inc.

Up to 12,045,000 Shares of Common Stock

and

Up to 67,885,538 Shares of Common Stock and

Up to 7,358,078 Warrants to Purchase Common Stock

Offered By the Selling Securityholders

9,000,000 Shares of Common Stock Underlying 9,000,000 Warrants

This prospectus supplement (“Prospectus Supplement”) further updates, amends and supplements (i) the prospectus dated September 20, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1, File No. 333-259446, relating to the issuance of up to 12,045,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of (a) 11,500,000 shares of our Common Stock issuable upon exercise of a like number of warrants to purchase our Common Stock at an exercise price of $11.50 per share originally issued as part of units in our initial public offering and (b) 545,000 shares of our Common Stock issuable upon exercise of a like number of warrants (the “Private Placement Warrants”) to purchase our Common Stock at an exercise price of $11.50 per share originally issued as part of units sold in a private placement in connection with our initial public offering, as well as the offer and sale, from time to time, by the selling securityholders named in the Prospectus, or any of their pledgees, donees, assignees and successors-in-interest (“permitted transferees” and, collectively with such selling securityholders, the “Selling Securityholders”), of (a) up to an aggregate of 7,500,000 shares of our Common Stock that were issued to certain investors in connection with the sale of shares for a purchase price of $10.00 per share in a private placement immediately prior to the closing of our business combination agreement, (b) up to an aggregate of 2,750,000 shares initially purchased by New Beginnings Sponsor, LLC, a Delaware limited liability company, in a private placement in September 2020, (c) up to an aggregate of 45,496,960 shares of our Common Stock otherwise held by the Selling Securityholders, (d) up to an aggregate of 100,000 shares of our Common Stock that may be issued upon exercise of warrants pursuant to a Warrant, dated as of March 5, 2021, by and between Airspan Networks Inc. and DISH Network Corporation, a Nevada corporation, (e) up to an aggregate of 545,000 shares of our Common Stock that may be issued upon exercise of the Private Placement Warrants, (f) up to an aggregate of 2,271,026 shares of our Common Stock that may be issued upon exercise of warrants to purchase one share of our Common Stock per warrant, at an exercise price of $12.50 (“Post-Combination $12.50 Warrants”), (g) up to an aggregate of 2,271,026 shares of our Common Stock that may be issued upon exercise of warrants to purchase one share of our Common Stock per warrant, at an exercise price of $15.00 (“Post-Combination $15.00 Warrants”), (h) up to an aggregate of 2,271,026 shares of our Common Stock that may be issued upon exercise of warrants to purchase one share of our Common Stock per warrant, at an exercise price of $17.50 (“Post-Combination $17.50 Warrants”), (i) up to an aggregate of 4,680,500 shares of our Common Stock that may be issued upon conversion of senior secured convertible notes issued on August 13, 2021, (j) up to an aggregate of 545,000 Private Placement Warrants, (k) up to an aggregate of 2,271,026 Post-Combination $12.50 Warrants, (l) up to an aggregate of 2,271,026 Post-Combination $15.00 Warrants and (m) up to an aggregate of 2,271,026 Post-Combination $17.50 Warrants; and (ii) the prospectus dated October 27, 2021 (the “Warrant Prospectus” and together with the Prospectus, the “Prospectuses”), which forms a part of our registration statement on Form S-4, File No. 333-256137, relating to the issuance of up to 9,000,000 shares of our Common Stock, issuable from time to time upon the exercise of 9,000,000 outstanding warrants, consisting of (i) 3,000,000 Post-Combination $12.50 Warrants, (ii) 3,000,000 Post-Combination $15.00 Warrants and (iii) 3,000,000 Post-Combination $17.50 Warrants, in each case, that were issued by us on August 13, 2021 as part of the consummation of a business combination transaction between us (then known as New Beginnings Acquisition Corp.), Artemis Merger Sub Corp. and Airspan Networks Inc.

This Prospectus Supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 (the “Report”). Accordingly, we have attached the Report to this Prospectus Supplement and the Report is incorporated by reference into this Prospectus Supplement.

The attached information updates, amends and supplements certain information contained in the Prospectuses. To the extent information in this Prospectus Supplement differs from, updates or conflicts with information contained in the Prospectuses, the information in this Prospectus Supplement is the more current information. This Prospectus Supplement is not complete without, and should not be delivered or utilized, except in conjunction with the Prospectuses, including any supplements and amendments thereto. You should read this Prospectus Supplement in conjunction with the Prospectuses, including any supplements and amendments thereto.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of the Prospectus and page 7 of the Warrant Prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectuses or this Prospectus Supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 30, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2022

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MIMO WS	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $17.50 per share	MIMO WSC	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2022, Airspan Networks Holdings Inc. (the “Company”), Airspan Networks Inc., the Company’s wholly-owned direct subsidiary (“Legacy Airspan”), and certain of the Company’s other subsidiaries who are party to the Credit Agreement, dated as of December 30, 2020, among the Company, as holdings, Legacy Airspan, as borrower, certain subsidiaries of Legacy Airspan, as guarantors, the lenders from time to time party thereto and DBFIP ANI LLC (“Fortress”), as administrative agent and collateral agent, as previously amended, restated, amended and restated, supplemented and otherwise modified (the “Fortress Credit Agreement”), entered into a Third Amendment and Waiver to Credit Agreement and Other Loan Documents, relating to the Fortress Credit Agreement, with certain lenders party thereto and Fortress, as administrative agent, collateral agent and note agent (the “Fortress Credit Agreement Amendment”). In addition, on March 29, 2022, the Company and certain of the Company’s subsidiaries who are party to the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021, among the Company, as issuer, certain subsidiaries of the Company, as guarantors, Fortress, as agent, collateral agent and trustee, and FIP UST LP, Drawbridge Special Opportunities Fund LP, DBDB Funding LLC, Fortress Lending II Holdings L.P., FLF II Holdings Finance L.P., Fortress Lending Fund II MA-CRPTF LP, Fortress Lending I Holdings L.P. and FLF I Holdings Finance L.P. (collectively, the “Holders”), as previously amended, amended and restated, supplemented and otherwise modified (the “Convertible Note Purchase Agreement’), entered into a First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, relating to the Convertible Note Purchase Agreement and the senior secured convertible notes previously issued thereunder (collectively, the “Convertible Notes”), with Fortress, as agent, collateral agent, trustee and term loan agent, and the Holders (the “Convertible Note Purchase Agreement Amendment” and, together with the Fortress Credit Agreement Amendment, collectively, the “Amendments”).

Pursuant to the Amendments, (a) the waivers as of December 31, 2021, previously granted with respect to (i) certain financial covenants contained in and (ii) any prospective default that would have arisen as a result of a failure to comply or deliver reporting that evidences compliance with the Fortress Credit Agreement and the Convertible Note Purchase Agreement, in each case, were reaffirmed, and (b) the financial covenants included in the Fortress Credit Agreement and the Convertible Note Purchase Agreement were amended to (i) increase the minimum liquidity requirement to an amount between $15.0 million and $20.0 million, depending on Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) performance levels and whether a default or event of default exists under the applicable agreement, (ii) decrease the minimum last twelve-month revenue requirements and (iii) decrease the minimum last twelve-month EBITDA requirements.

In addition, pursuant to Convertible Note Purchase Agreement Amendment, the Convertible Notes were amended and restated to (i) decrease the current price at which the Convertible Notes, together with all accrued but unpaid interest thereon, may be converted, at the option of the holder thereof, into shares of common stock of the Company (the “Conversion Price”) to $8.00, (ii) make corresponding changes to the applicable make-whole amounts to be paid in connection with applicable repurchases and redemptions of the Convertible Notes under the Convertible Note Purchase Agreement, (iii) provide that if, during the period commencing on and including the date of the Convertible Note Purchase Agreement Amendment and ending on and including the 15-month anniversary of the date of the Convertible Note Purchase Agreement Amendment, there is no 30 consecutive trading day-period during which the average of the daily volume weighted average price of the Company’s common stock (“Daily VWAP”) for such 30 consecutive trading day-period (after excluding the three highest and the three lowest Daily VWAPs during such period) equals or exceeds $10.00 (as adjusted for stock splits, stock combinations, dividends, distributions, reorganizations, recapitalizations and the like), the Conversion Price will be reduced to the amount that the Conversion Price would otherwise have been had the Conversion Price been $6.00 on the date of the Convertible Note Purchase Agreement Amendment and (iv) amend the provisions of the Convertible Notes providing for redemption at the option of the Company to provide that, on or after August 13, 2023, the Convertible Notes will be redeemable, in whole or in part, by the Company for cash, shares of the Company’s common stock or any combination thereof, at the Company’s option, if the last reported sale price of the Company’s common stock has been at least 130% of the “triggering price” then in effect for the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to the holders of Convertible Notes. The amended and restated Convertible Notes set the initial “triggering price” at $12.50, which triggering price is subject to adjustment in the same manner and at the same times as the Conversion Price is adjusted pursuant to the terms of the Convertible Notes, except that no adjustment will be made to the triggering price in connection with the adjustment to the Conversion Price contemplated by clause (iii) above.

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Legacy Airspan is required to pay certain fees in connection with the Fortress Credit Agreement Amendment, which fees will be paid by increasing the aggregate principal amount of outstanding loans under the Fortress Credit Agreement by a corresponding amount.

SoftBank Group Capital Limited (“SoftBank”) has an indirect, non-controlling beneficial interest in Fortress and an indirect, non-controlling beneficial interest in each Holder. For a description of the relationship between the Company and SoftBank, see the section of the prospectus filed by the Company with the Securities and Exchange Commission on October 27, 2021 (the “Prospectus”) entitled “Certain Relationships and Related Person Transactions — Legacy Airspan — Equity Financings — SoftBank” beginning on page 82 thereof, which description is incorporated herein by reference.

The foregoing descriptions of the Fortress Credit Agreement Amendment, the Convertible Note Purchase Agreement Amendment and the amended and restated Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fortress Credit Agreement Amendment, the Convertible Note Purchase Agreement Amendment and the form of amended and restated Convertible Note, copies of which are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Fortress Credit Agreement, as in effect prior to the Fortress Credit Agreement Amendment, is described in the Prospectus in the section entitled “Certain Relationships and Related Person Transactions —Airspan — Amended Credit Agreement” beginning on page 77 thereof, and the Convertible Note Purchase Agreement and the Convertible Notes, as in effect prior to the Convertible Note Purchase Agreement amendment, are described in the Prospectus in the section entitled “Certain Relationships and Related Person Transactions —Airspan — Convertible Notes” beginning on page 77 thereof, and such descriptions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is incorporated herein by reference. On August 13, 2021, the Company issued $50,000,000 aggregate principal amount of Convertible Notes. The shares of common stock of the Company to be issued upon the conversion of the Convertible Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Third Amendment and Waiver to Credit Agreement and Other Loan Documents, dated as of March 29, 2022, by and among Legacy Airspan, as borrower, the Company, as holdings, certain of the Company’s other subsidiaries who are party to the Fortress Credit Agreement, as guarantors, the lenders party thereto and Fortress, as administrative agent and collateral agent
10.2	First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of March 29, 2022, by and among the Company, as issuer, certain of the Company’s subsidiaries who are party to the Convertible Note Purchase Agreement, as guarantors, the Holders and Fortress, as agent, collateral agent and trustee
10.3	Form of Amended and Restated Convertible Note (incorporated by reference to Annex A of the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents filed as Exhibit 10.2 to this Current Report on Form 8-K)
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2022	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment and Waiver to Credit Agreement and Other Loan Documents, dated as of March 29, 2022, by and among Legacy Airspan, as borrower, the Company, as holdings, certain of the Company’s other subsidiaries who are party to the Fortress Credit Agreement, as guarantors, the lenders party thereto and Fortress, as administrative agent and collateral agent
10.2	First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of March 29, 2022, by and among the Company, as issuer, certain of the Company’s subsidiaries who are party to the Convertible Note Purchase Agreement, as guarantors, the Holders and Fortress, as agent, collateral agent and trustee
10.3	Form of Amended and Restated Convertible Note (incorporated by reference to Annex A of the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents filed as Exhibit 10.2 to this Current Report on Form 8-K)
104	Cover Page Interactive Data File

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Exhibit 10.1

THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

This THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS is dated as of March 29, 2022 (this “Agreement”), and entered into by and among AIRSPAN NETWORKS INC., a Delaware corporation, as borrower (in such capacity, the “Borrower”), Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (“ANH”), as Holdings (in such capacity, “Holdings”), each undersigned Subsidiary of the Borrower party to the Credit Agreement (as defined below) as a Guarantor (Holdings, together with each such Subsidiary acting in such capacity, each, a “Guarantor”; and, together with the Borrower, collectively, the “Loan Parties” and, each, a “Loan Party”), the Lenders party hereto and DBFIP ANI LLC (“Fortress”), as Administrative Agent and Collateral Agent (Fortress, together with its successors and assigns in such capacities, the “Agent”), and acknowledged, agreed, and consented to by the Note Agent on the signature pages hereto.

WHEREAS, the Loan Parties are parties to (x) the Credit Agreement dated as of December 30, 2020 (as modified by (i) the Limited Consent dated as of March 8, 2021, (ii) the First Amendment to Credit Agreement dated as of June 14, 2021, (iii) the Waiver and Consent, Second Amendment, Restatement, Joinder and Omnibus Amendment to Credit Agreement and other Loan Documents dated as of August 13, 2021 and (iv) the Limited Waiver and Consent under Amended and Restated Credit Agreement dated as of November 2, 2021 (the “Limited Waiver”), and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date (as defined below), the “Credit Agreement”), together with the Lenders and the Agent and (y) certain other Loan Documents pursuant to which the Loan Parties have provided guarantees and collateral security in respect of the Obligations;

WHEREAS, ANH entered into that certain Senior Secured Convertible Note Purchase and Guarantee Agreement dated as of July 30, 2021 (as modified by the Limited Waiver and Consent under Senior Secured Convertible Note Purchase and Guarantee Agreement dated as of November 2, 2021, and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “NPA”) by, among others, ANH, as issuer, Artemis Merger Sub Corp., a Delaware corporation, as guarantor, the purchasers party thereto (collectively, the “Purchasers”) and Fortress, as collateral agent on behalf of the secured parties thereunder (together with its successors and assigns in such capacity, the “Note Agent”) and, immediately prior to the consummation of the De-SPAC Transactions, Holdings issued Senior Secured Convertible Notes to the Purchasers under the terms of the NPA and the other Note Documents (as defined in the NPA);

WHEREAS, the Loan Parties, the Lenders party hereto and the Agent are entering into this Agreement to reaffirm the Limited Waiver, and further document their agreement, which shall be effective as of December 31, 2021 (the “Consent Date”), waiving (i) the requirement for the Loan Parties to comply with the minimum revenue and the minimum EBITDA financial covenants set forth in Sections 7.16(b) and 7.16(c) of the Credit Agreement, respectively, for the Test Period ended December 31, 2021 (the “Subject Test Period”) and (ii) any prospective default that would have arisen pursuant to Section 8.01(c) or 8.01(e) of the Credit Agreement as a result of a failure to comply or deliver reporting that evidences compliance with Sections 7.16(b) and 7.16(c) of the Credit Agreement for the Subject Test Period (collectively, the “Specified Waivers and Consents” and, any such prospective defaults, collectively, the “Prospective Defaults”);

WHEREAS, the undersigned parties are entering into this Agreement to, among other things, make certain modifications by way of amending certain terms and provisions of the Credit Agreement as set forth herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Credit Agreement or evidence payment of all or any of such obligations and liabilities under any of the Loan Documents and such rights, obligations and liabilities shall continue and remain outstanding;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1. Defined Terms. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such respective terms in the Credit Agreement. The parties hereto hereby expressly agree that this Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Limited Waiver and Consent. With effect from the Consent Date, the Agent and each Lender party hereto previously waived the Prospective Defaults on the terms and subject to the conditions set forth in this Section 2. This limited waiver and consent shall be limited precisely as written and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be waived, amended or otherwise effected hereby. The Specified Waivers and Consents shall apply only for the Subject Test Period and the Prospective Defaults and shall not apply for any other Test Periods, any other actual or prospective Defaults, Events of Default or violation of any other provision of the Credit Agreement or any other Loan Document. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by the Borrower or any other Loan Party with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Agent or any other Secured Party may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly waived and consented to in this Section 2.

3. Amendments to the Credit Agreement.

3.1 Upon giving effect to the Effective Date, Section 1.01 of the Credit Agreement is amended by inserting the new definitions “Actual LTM EBITDA” and “Base LTM EBITDA” each in appropriate alphabetical order to read as follows:

““Actual LTM EBITDA” is defined in Section 7.16(a)(ii).”

““Base LTM EBITDA” is defined in Section 7.16(a)(ii).”

3.2 Upon giving effect to the Effective Date, the last paragraph of Section 6.12 of the Credit Agreement shall be amended as of the Consent Date by replacing the words “sixty (60) days” as they appear therein with the words “eight (8) months”.

3.3 Upon giving effect to the Effective Date, the following will be added as Section 6.17 to the Credit Agreement: “The Borrower shall deliver the following updated Schedules or supplements to Schedules (to the extent there are any updates) to the Agent within thirty (30) days after the date hereof (or such later date as may be agreed to by the Agent in writing (including by email) in its sole discretion): Schedules 5.03, 5.05, 5.09, 5.13, 5.17(a), 5.17(b), 5.17(c), 5.17(e), 5.17(f), 5.17(j), 5.17(n), 5.20, 5.23, 5.24, 5.25 and 5.33 to the Credit Agreement and Schedules 1, 3(a), 3(b), 4, 5, 6, 7 and 8 to the Security Agreement.”.

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3.4 Upon giving effect to the Effective Date, Section 7.16 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

SECTION 7.16 Financial Covenants. The Loan Parties shall:

(a) Minimum Liquidity. At all times maintain a minimum of Unrestricted Cash of Holdings and its Subsidiaries of $20,000,000; provided, however, if no Default or Event of Default exists, then after the delivery of the Compliance Certificate of Holdings until the delivery of the next Compliance Certificate of Holdings (or, if earlier, the date such Compliance Certificate is required to be delivered), the minimum shall be adjusted based upon the EBITDA of Holdings and its Subsidiaries for the relevant four-fiscal-quarter Test Period reported in such Compliance Certificate to the lesser of:

(i) $20,000,000; and

(ii) (A) $20,000,000 minus (B) the difference between (x) the actual EBITDA of Holdings and its Subsidiaries for the four fiscal quarters ended as of the last day of the relevant Test Period (the “Actual LTM EBITDA”) and (y) the number described as “ttm EBITDA” set forth in the table provided by Borrower to the Agent on March 28, 2022 (hereby agreed by the Agent) in the column corresponding to the end date of the same four-fiscal-quarter Test Period (the “Base LTM EBITDA”);

provided, that, (A) if the Actual LTM EBITDA exceeds the Base LTM EBITDA by more than $5,000,000, the minimum Unrestricted Cash then required shall be Fifteen Million Dollars ($15,000,000) and (B) if a Default or Event of Default exists at any time, the minimum Unrestricted Cash requirement shall be automatically increased on and after the date of delivery of the next Compliance Certificate of Holdings (or, if earlier, the date such Compliance Certificate is required to be delivered) to $20,000,000 and until such Default or Event of Default is waived or cured, the covenant shall be calculated without giving effect to any reduction.

(b) Minimum LTM Revenue. Not permit the revenue of Holdings and its Subsidiaries (as recognized in accordance with GAAP) as of the last day of any Test Period set forth in the table below, to be less than the amount set forth opposite such Test Period for such Test Period then ended:

Test Period Ended	Minimum Revenue
March 31, 2022	$163,000,000
June 30, 2022	$161,000,000
September 30, 2022	$171,000,000
December 31, 2022	$172,000,000
March 31, 2023	$180,000,000
June 30, 2023	$189,000,000
September 30, 2023	$203,000,000
December 31, 2023	$215,000,000
March 31, 2024	$227,000,000
June 30, 2024	$235,000,000
September 30, 2024	$241,000,000

It being understood that for the purposes of determining the revenue of Holdings and its Subsidiaries for any Test Period which includes a fiscal quarter ended prior to the consummation of the Merger (as defined in the Merger Consent), but relating to periods before giving effect to the Merger Agreement, the revenue of Holdings and its Subsidiaries (x) for the fiscal quarter ended June 30, 2021 shall be deemed to be the revenue of the Borrower and its Subsidiaries on a consolidated basis for the fiscal quarter ended June 30, 2021, and (y) for the fiscal quarter ended March 31, 2021 shall be deemed $45,935,000.

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(c) Minimum LTM EBITDA. Not permit the EBITDA of Holdings and its Subsidiaries, as of the last day of any Test Period set forth in the table below, to be less than the amount set forth opposite such Test Period for such Test Period then ended:

Test Period Ended	Minimum LTM EBITDA
March 31, 2022	$(42,000,000)
June 30, 2022	$(48,000,000)
September 30, 2022	$(42,000,000)
December 31, 2022	$(39,000,000)
March 31, 2023	$(23,000,000)
June 30, 2023	$(23,000,000)
September 30, 2023	$(21,000,000)
December 31, 2023	$(16,000,000)
March 31, 2024	$(16,000,000)
June 30, 2024	$(10,000,000)
September 30, 2024	$(5,000,000)

4. Effectiveness. The modifications to the Credit Agreement as set forth in Section 3 above shall become effective immediately on the date hereof upon the Lenders’ party hereto and the Agent’s satisfaction with each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

4.1 The Agent (or its counsel) shall have each received the following, each in form and substance satisfactory to the Agent and the Lenders party hereto:

(i) The counterparts to this Agreement, which shall be duly executed by the Borrower, each Guarantor, the Lenders sufficient to constitute the Requisite Lenders and the Agent, in each case, in accordance with Section 13 below;

(ii) The First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, which shall be duly executed by the parties thereto;

(iii) Evidence that all conditions precedent to the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents have been satisfied;

(iv) (a) From each Loan Party, an Officer’s Certificate dated as of the Effective Date and certifying that attached thereto are (i) true, correct and complete copies of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Effective Date, or a certification that there has been no change to the same since delivered to the Agent on August 13, 2021, (ii) true, correct and complete copies of the certificate or articles of incorporation or organization (or other charter document), including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization (or equivalent), or a certification that there has been no change to the same since delivered to the Agent on August 13, 2021, (iii) where applicable, a certificate as to the good standing or status (or similar equivalent) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority from such Loan Party’s applicable jurisdiction of organization (which, for the avoidance of doubt, may be certified via a short-form document), (iv) the names of the authorized officers authorized to sign the Loan Documents and their true signatures and (v) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Agreement, the performance of the Loan Documents as modified by this Agreement, and the transactions contemplated hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect, or a certification that there has been no change since the authorizing resolutions delivered to the Agent on August 13, 2021, and that such resolutions authorize the execution, delivery and performance of this Agreement, the performance of the Loan Documents as modified by this Agreement, and the transactions contemplated hereby, (b) a solvency certificate of Holdings, the Borrower and each Domestic Guarantor and (c) a closing certificate of the Borrower in form and substance reasonably satisfactory to the Agent certifying (i) as to the matters set forth in Section 5 below and (ii) that all conditions precedent to the Effective Date have been satisfied; and

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(v) Evidence in form and substance reasonably satisfactory to the Agent that substantially contemporaneously with the effectiveness of this Agreement that all fees and expenses of the Agent and the other Secured Parties required to be paid or reimbursed by the Loan Parties on or prior to the Effective Date (including, without limitation, all fees and expenses of Sidley Austin LLP and any and all local counsels to the Agent and the Lenders required or otherwise contemplated to be paid or reimbursed under Section 13.02 of the Credit Agreement) for which invoices have been presented prior to the Effective Date, shall in each case have been paid or reimbursed to the appropriate parties.

4.2 Representations and Warranties. The representations and warranties in Section 5 below and in the other Loan Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (immediately after giving effect to such qualification and the waiver contained in Section 2 above and the modifications to the Credit Agreement contained herein)) on the Effective Date (or to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date), after giving effect to any updated schedules to any Loan Documents delivered by the Borrower to the Agent within thirty (30) days after the Effective Date (or such later date as may be agreed to by the Agent in writing (including by email) in its sole discretion).

4.3 No Default. Immediately after giving effect to this Agreement and the waivers and consents contained in Section 2 above, no Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Agreement.

4.4 Fees.

(i) (a) As consideration for this Agreement and the Specified Waivers and Consents and other modifications contained herein, the Borrower has agreed pay to the Agent, for the benefit of each of the Lenders, a fee (the “Amendment Fee”) in an amount equal to 1.00% of the aggregate principal amounts of any and all Loans and Commitments (including any and all accrued interest (including interest then due in cash, in kind, PIK Interest and any other interest)) that are outstanding under the Credit Agreement as of the date hereof (collectively, the “Outstanding Amounts”). The Parties hereby acknowledge and agree that, as of the date hereof, the total Outstanding Amounts are $46,371,962.73.

(b) The Amendment Fee shall be for the ratable benefit of each Lender on a pro rata basis. The Borrower shall pay the Amendment Fee in kind (i.e. by adding the Amendment Fee to the aggregate principal amount of all outstanding Loans under the Credit Agreement as of the date hereof). Each party hereto hereby agrees that the Amendment Fee: (x) was fully earned on the Consent Date but shall be due and payable on the Effective Date; and (y) shall not be refunded or repaid to the Borrower under any circumstances.

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(ii) Each Lender party hereto, by delivering its signature page to this Agreement on the Effective Date, shall be deemed to have consented to, approved or accepted or to be satisfied with, this Agreement and each other document required hereunder or thereunder to be consented to, approved by or acceptable or satisfactory to such Lender (if any), unless the Agent shall have received notice from any such Lender prior to the Effective Date specifying its objection thereto.

5. Representations and Warranties; Ratification of Obligations; Reaffirmation of Guaranty and Loan Documents. Each Loan Party hereby expressly represents and warrants that, immediately after giving effect to the waivers, consents, amendments, supplements and modifications contained herein (collectively, the “Supplements”) and after giving effect to any updated schedules to any Loan Documents delivered by the Borrower to the Agent within thirty (30) days after the Effective Date (or such later date as may be agreed to by the Agent in writing in its sole discretion): (a) (i) each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect; and (b) each Loan Party hereby expressly: (i) confirms its Obligations (including any guarantee obligation) under each Loan Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Agreement and the Supplements; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Credit Agreement and the other Loan Documents are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Loan Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement and the Supplements); and (iii) confirms that its Obligations under the Credit Agreement and the other Loan Documents immediately after giving effect to the Supplements constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended, restated or modified hereby or by the Supplements including), and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents, as amended, restated, supplemented or modified hereby.

6. Further Assurances. Each of the undersigned Loan Parties, shall, at the request of the Agent and at such Loan Party’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

7. Release. In consideration of the foregoing amendments, the Loan Parties signatory hereto, and, to the extent the same is claimed by right of, through or under the Borrower or any Guarantor, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Borrower or any other Loan Party, or any of them (collectively hereinafter the “Indemnified Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Indemnified Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

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8. No Actions, Claims, Etc. Each Loan Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Loan Document. Each Loan Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Loan Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Loan Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against any Secured Party in connection with this Agreement or the other Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

9. Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Effective Date, each reference in the Credit Agreement or the other Loan Documents to “this Agreement”, “the Credit Agreement”, “the Security Agreement”, “the Loan Documents”, “hereunder”, “hereof”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Security Agreement and each of the other Loan Documents, shall mean and be a reference to the Credit Agreement, the Security Agreement and/or, as the context may require, the Loan Documents, as amended or amended and restated by this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Loan Document or of any right, power or remedy of any Secured Party under any Loan Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Loan Documents.

10. Incorporation of Terms. The provisions of Section 13.07 (Survival), Section 13.01 (Successors and Assigns), Section 13.02 (Costs and Expenses; Indemnification) and Section 13.05 (Amendments in Writing; Waiver; Integration) of the Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

11. Notices. Any notice or request under this Agreement shall be given to each undersigned Loan Party at such party’s address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under Section 12.01 of the Credit Agreement.

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12. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

13. Counterparts. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement, as applicable.

14. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES except Section 5-1401 of the New York General Obligations Law. THE TERMS AND PROVISIONS OF SECTION 12.02 (GOVERNING LAW; SUBMISSION TO JURISDICTION) AND SECTION 12.03 (JURY TRIAL WAIVER) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

15. APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01 OF THE CREDIT AGREEMENT. EACH NON-U.S. LOAN PARTY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER, WITH AN OFFICE ON THE EFFECTIVE DATE AT THE ADDRESS LISTED FOR THE BORROWER IN SECTION 12.01 OF THE CREDIT AGREEMENT, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 13 ABOVE OR IN ANY OTHER TRANSACTION DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. EACH OF THE NON-U.S. LOAN PARTIES AND THE BORROWER HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE BORROWER HAS AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY ANY OTHER NON-U.S. LOAN PARTY). SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH NON-U.S. LOAN PARTY UNTIL ALL AMOUNTS PAYABLE BY SUCH NON-U.S. LOAN PARTY HEREUNDER AND UNDER THE OTHER TRANSACTION DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND, AS APPLICABLE, SUCH NON-U.S. LOAN PARTY SHALL HAVE BEEN TERMINATED OR RELEASED AS A GUARANTOR PURSUANT TO THE TERMS OF THE APPLICABLE TRANSACTION DOCUMENTS. EACH NON-U.S. LOAN PARTY HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 13 ABOVE OR IN ANY OTHER TRANSACTION DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE BORROWER AS PROVIDED IN THIS SECTION 15. EACH NON-U.S. LOAN PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH NON-U.S. LOAN PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH NON-U.S. LOAN PARTY. TO THE EXTENT ANY NON-U.S. LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH NON-U.S. LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC,
as Agent, Note Agent and a Lender

By:	/s/ William A. Covino
Name:	William A. Covino
Title:	Chief Financial Officer

[Signature Page to Airspan Third Amendment and Waiver to Credit Agreement and Other Loan Documents]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

LOAN PARTIES:

AIRSPAN NETWORKS HOLDINGS INC. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Airspan Third Amendment and Waiver to Credit Agreement and Other Loan Documents]

AIRSPAN NETWORKS INC.,
a Delaware corporation, as Borrower and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
a Delaware limited liability company, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

MIMOSA NETWORKS, INC.,
a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Secretary

MIMOSA NETWORKS INTERNATIONAL, LLC,
a Delaware limited liability company, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Airspan Third Amendment and Waiver to Credit Agreement and Other Loan Documents]

AIRSPAN COMMUNICATIONS LIMITED, a United Kingdom corporation, as a Guarantor

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD. an Israel corporation, as a Guarantor

By:	/s/ David Brant
Name:	David Brant
Title:	Director

Airspan Japan KK, a Japanese corporation, as a Guarantor

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

[Signature Page to Airspan Third Amendment and Waiver to Credit Agreement and Other Loan Documents]

Exhibit 10.2

FIRST AMENDMENT AND WAIVER TO SENIOR SECURED CONVERTIBLE NOTE PURCHASE AND GUARANTEE AGREEMENT AND OTHER NOTE DOCUMENTS

This FIRST AMENDMENT AND WAIVER TO SENIOR SECURED CONVERTIBLE NOTE PURCHASE AND GUARANTEE AGREEMENT AND OTHER NOTE DOCUMENTS is dated as of March 29, 2022 (this “Agreement”), and entered into by and among Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (“ANH”), as Issuer (in such capacity, the “Issuer”), each undersigned Subsidiary of the Issuer party to the NPA (as defined below) as a Guarantor (each such Subsidiary acting in such capacity, a “Guarantor”; and, together with the Issuer, collectively, the “Note Parties” and, each, a “Note Party”), the Holders and DBFIP ANI LLC (“Fortress”), as agent, collateral agent and trustee for the Secured Parties (Fortress in such capacities together with its successors and assigns in such capacities, the “Agent”), and acknowledged, agreed, and consented to by the Term Loan Agent on the signature pages hereto.

WHEREAS, the Note Parties are parties to (x) the Senior Secured Convertible Note Purchase and Guarantee Agreement dated as of July 30, 2021 (as modified by the Limited Waiver and Consent under Senior Secured Convertible Note Purchase and Guarantee Agreement dated as of November 2, 2021 (the “Limited Waiver”), and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date (as defined below), the “NPA”), together with the Purchasers and the Agent and (y) certain other Note Documents, pursuant to which the Note Parties have provided guarantees and collateral security in respect of the Obligations;

WHEREAS, ANH entered into that certain Credit Agreement dated as of December 30, 2020 (as modified by (i) the Limited Consent dated as of March 8, 2021, (ii) the First Amendment to Credit Agreement dated as of June 14, 2021, (iii) the Waiver and Consent, Second Amendment, Restatement, Joinder and Omnibus Amendment to Credit Agreement and other Loan Documents dated as of August 13, 2021 and (iv) the Limited Waiver and Consent under Amended and Restated Credit Agreement dated as of November 2, 2021, and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Credit Agreement”) by, among others, ANH, as holdings, Artemis Merger Sub Corp., a Delaware corporation, as guarantor, the lenders party thereto (collectively, the “Lenders”) and Fortress, as administrative agent and collateral agent on behalf of the secured parties thereunder (together with its successors and assigns in such capacity, the “Term Loan Agent”);

WHEREAS, the Note Parties, the Holders and the Agent are entering into this Agreement to reaffirm the Limited Waiver, and further document their agreement, which shall be effective as of December 31, 2021 (the “Consent Date”), waiving (i) the requirement for the Note Parties to comply with the minimum revenue and the minimum EBITDA financial covenants set forth in Sections 4.2(p)(2) and 4.2(p)(3) of the NPA, respectively, for the Test Period ended December 31, 2021 (the “Subject Test Period”) and (ii) any prospective default that would have arisen pursuant to Section 6.1(c) or 6.1(e) of the NPA as a result of a failure to comply or deliver reporting that evidences compliance with Sections 4.2(p)(2) and 4.2(p)(3) of the NPA for the Subject Test Period (collectively, the “Specified Waivers and Consents” and, any such prospective defaults, collectively, the “Prospective Defaults”);

WHEREAS, the undersigned parties are entering into this Agreement to, among other things, make certain modifications by way of amending certain terms and provisions of the NPA and each Convertible Note (the Convertible Notes as so modified, collectively, the “Amended and Restated Notes”), in each case as set forth herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the NPA or the Convertible Notes, or evidence payment of all or any of such obligations and liabilities under any of the Note Documents and such rights, obligations and liabilities shall continue and remain outstanding;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1. Defined Terms. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such respective terms in the NPA or, if not defined therein, shall have the meanings ascribed to such respective terms in the applicable Convertible Note(s). The parties hereto hereby expressly agree that this Agreement shall constitute a Note Document for all purposes of the NPA and the other Note Documents.

2. Limited Waiver and Consent. With effect from the Consent Date, the Agent and each Holder previously waived the Prospective Defaults on the terms and subject to the conditions set forth in this Section 2. This limited waiver and consent shall be limited precisely as written and no other terms, covenants or provisions of the NPA or any other Note Document are intended to be waived, amended or otherwise effected hereby. The Specified Waivers and Consents shall apply only for the Subject Test Period and the Prospective Defaults and shall not apply for any other Test Periods, any other actual or prospective Defaults, Events of Default or violation of any other provision of the NPA or any other Note Document. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by the Issuer or any other Note Party with respect to any other term, provision or condition of the NPA or any other Note Document, or any other instrument or agreement referred to therein; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Agent or any other Secured Party may now have or may have in the future under or in connection with the NPA or any other Note Document, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly waived and consented to in this Section 2.

3. Amendments to the NPA.

3.1 Upon giving effect to the Effective Date, Section 15 of the NPA is amended by inserting the new definitions “Actual LTM EBITDA” and “Base LTM EBITDA” each in appropriate alphabetical order to read as follows:

““Actual LTM EBITDA” is defined in Section 4.2(p)(1)(ii).”

““Base LTM EBITDA” is defined in Section 4.2(p)(1)(ii).”

3.2 Upon giving effect to the Effective Date, the last paragraph of Section 4.1(l) of the NPA shall be amended as of the Consent Date by replacing the words “sixty (60) days” as they appear therein with the words “eight (8) months”.

3.3 Upon giving effect to the Effective Date, the following will be added as Section 4.1(z) to the NPA: “The Issuer shall deliver the following updated Schedules or supplements to Schedules (to the extent there are any updates) to the Agent within thirty (30) days after the date hereof (or such later date as may be agreed to by the Agent in writing (including by email) in its sole discretion): Schedules 3.1(d), 3.1(l), 3.1(q), 3.1(t)(3), 3.1(x)(1), 3.1(x)(2), 3.1(x)(3), 3.1(x)(5), 3.1(x)(6), 3.1(x)(10), 3.1(x)(11), 3.1(x)(14), 3.1(bb), 3.1(cc), 3.1(dd) and 3.1(ll) to the NPA and Schedules 1, 3(a), 3(b), 4, 5, 6, 7 and 8 to the Security Agreement ”.

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3.4 Upon giving effect to the Effective Date, Section 4.2(p) of the NPA shall be amended and restated in its entirety to read as follows:

(p) Financial Covenants. The Note Parties shall:

(1) Minimum Liquidity. At all times maintain a minimum of Unrestricted Cash of the Issuer and its Subsidiaries of $20,000,000; provided, however, if no Default or Event of Default exists, then after the delivery of the Compliance Certificate of the Issuer until the delivery of the next Compliance Certificate of Holdings (or, if earlier, the date such Compliance Certificate is required to be delivered, the minimum shall be adjusted based upon the EBITDA of the Issuer and its Subsidiaries for the relevant four-fiscal-quarter Test Period reported in such Compliance Certificate to the lesser of:

(i) $20,000,000; and

(ii) (A) $20,000,000 minus (B) the difference between (x) the actual EBITDA of the Issuer and its Subsidiaries for the four fiscal quarters ended as of the last day of the relevant Test Period (the “Actual LTM EBITDA”) and (y) the number described as “ttm EBITDA” set forth in the table provided by the Issuer to Fortress on March 28, 2022 (hereby agreed by Fortress) in the column corresponding to the end date of the same four-fiscal-quarter Test Period (the “Base LTM EBITDA”);

provided, that, (A) if the Actual LTM EBITDA exceeds the Base LTM EBITDA by more than $5,000,000, the minimum Unrestricted Cash then required shall be Fifteen Million Dollars ($15,000,000) and (B) if a Default or Event of Default exists at any time, the minimum Unrestricted Cash requirement shall be automatically increased on and after the date of delivery of the next Compliance Certificate of Holdings (or, if earlier, the date such Compliance Certificate is required to be delivered) to $20,000,000 and until such Default or Event of Default is waivered or cured, the covenant shall be calculated without giving effect to any reduction.

(2) Minimum LTM Revenue. Not permit the revenue of the Issuer and its Subsidiaries (as recognized in accordance with GAAP) as of the last day of any Test Period set forth in the table below, to be less than the amount set forth opposite such Test Period for such Test Period then ended:

Test Period Ended	Minimum Revenue
March 31, 2022	$163,000,000
June 30, 2022	$161,000,000
September 30, 2022	$171,000,000
December 31, 2022	$172,000,000
March 31, 2023	$180,000,000
June 30, 2023	$189,000,000
September 30, 2023	$203,000,000
December 31, 2023	$215,000,000
March 31, 2024	$227,000,000
June 30, 2024	$235,000,000
September 30, 2024	$241,000,000

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It being understood that for the purposes of determining the revenue of the Issuer and its Subsidiaries for any Test Period which includes a fiscal quarter ended prior to the consummation of the Merger, but relating to periods before giving effect to the Transaction Agreement, the revenue of the Issuer and its Subsidiaries (x) for the fiscal quarter ended June 30, 2021 shall be deemed to be the revenue of Airspan and its Subsidiaries on a consolidated basis for the fiscal quarter ended June 30, 2021, and (y) for the fiscal quarter ended March 31, 2021 shall be deemed $45,935,000.

(3) Minimum LTM EBITDA. Not permit the EBITDA of the Issuer and its Subsidiaries, as of the last day of any Test Period set forth in the table below, to be less than the amount set forth opposite such Test Period for such Test Period then ended:

Test Period Ended	Minimum LTM EBITDA
March 31, 2022	$(42,000,000)
June 30, 2022	$(48,000,000)
September 30, 2022	$(42,000,000)
December 31, 2022	$(39,000,000)
March 31, 2023	$(23,000,000)
June 30, 2023	$(23,000,000)
September 30, 2023	$(21,000,000)
December 31, 2023	$(16,000,000)
March 31, 2024	$(16,000,000)
June 30, 2024	$(10,000,000)
September 30, 2024	$(5,000,000)

4. Amendments to the Convertible Notes. Upon giving effect to the Effective Date, each Convertible Note shall be revised in following manner:

4.1 The definition of “Conversion Price” in each Convertible Note shall be amended to read as follows:

“Conversion Price” means “$8.00”, as may be adjusted from time to time as set forth in this Convertible Note.

4.2 Section 1 of each Convertible Note is amended by inserting a definition of “Daily VWAP” in appropriate alphabetical order to read as follows:

““Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MIMO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.”

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4.3 Section 1 of each Convertible Note is amended by inserting a definition of “First Amendment Effective Date” in appropriate alphabetical order to read as follows:

““First Amendment Effective Date” means March 29, 2022.”

4.4 The definition of “Original Issuance Date” in each Convertible Note shall be amended and restated in its entirety to provide as follows:

““Original Issuance Date” means August 13, 2021.”

4.5 The definition of “Redemption Price” in each Convertible Note shall be amended and restated in its entirety to provide as follows:

““Redemption Price” the sum of (i) the principal amount then outstanding, (ii) any accrued and unpaid interest through the applicable redemption date, and (iii) the outstanding principal amount of the Convertible Note multiplied by the applicable percentage set forth in the below table (such applicable amount, the “Make-Whole Amount”):

	Stock Price
Effective Date	$6.40	$7.68	$8.96	$10.24	$11.52	$12.80	$16.00	$19.20	$25.60	$32.00
December 31, 2021	15.0%	11.9%	9.8%	8.2%	7.0%	6.1%	4.4%	3.3%	1.9%	0%
December 31, 2022	15.0%	11.0%	9.0%	7.6%	6.5%	5.6%	4.1%	3.1%	0%	0%
December 31, 2023	15.0%	9.7%	7.8%	6.6%	0%	0%	0%	0%	0%	0%
December 31, 2024	15.0%	7.9%	6.2%	0%	0%	0%	0%	0%	0%	0%

For purposes of the table set forth immediately above and for the purposes of making any Make-Whole Amount determination, “Stock Price” means (A) in the case of an Optional Redemption, the Last Reported Sale Price; (B) in the case of a Fundamental Change, the price paid per share of Common Stock in the transaction constituting the Fundamental Change, if holders of Common Stock receive only cash in the transaction constituting the Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock; (C) in the case that (x) there has been a Termination of Trading or (y) if on the date of such Prepayment Event, the Stock Price per share of Common Stock is less than Six Dollars and Forty Cents ($6.40), then the Stock Price for the purposes of determining the applicable Make-Whole Amount based on the table above, the Stock Price shall be deemed to be equal to Six Dollars and Forty Cents ($6.40) as of the applicable date; or (D) in all other cases other the those described in clauses (A), (B) and (C) above, the Stock Price shall equal the arithmetic average of the Last Reported Sale Price over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Fundamental Change or, as the context may require, such other Prepayment Event. It being further provided that if as of the date of such Prepayment Event, the Stock Price is greater than Thirty Two Dollars ($32.00), then the Stock Price for the purposes of determining the applicable Make-Whole Amount shall be deemed to be Thirty Two Dollars ($32.00) as of the applicable date.

The exact Stock Price and Effective Date may not be set forth in the table above, in which case if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two dates in the table, the applicable percentage shall be determined by a straight-line interpolation between applicable percentage set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365-day or 366-day year, as applicable.

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The Stock Prices set forth in the column headings of the table above shall be adjusted as of any date on which the Conversion Price is otherwise adjusted. The adjusted Stock Price shall equal the Stock Price immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.”

4.6 Section 1 of each Convertible Note is amended by inserting a definition of “Threshold Price” in appropriate alphabetical order to read as follows:

“Threshold Price” means $10.00. The Threshold Price is subject to adjustment in the same manner and at the same time as the Conversion Price is adjusted from time to time as set forth in this Convertible Note, except that no adjustment will be made to the Threshold Price in connection with an adjustment of the Conversion Price pursuant to Section 4.5(f) or Section 4.5(g).”

4.7 The reference to “Conversion Price” in the definition of “Triggering Event” in each Convertible Note shall be replaced entirely with a reference to “Triggering Price”.

4.8 Section 1 of each Convertible Note is amended by inserting a definition of “Triggering Price” in appropriate alphabetical order to read as follows:

““Triggering Price” means $12.50. The Triggering Price is subject to adjustment in the same manner and at the same time as the Conversion Price is adjusted from time to time as set forth in this Convertible Note, except that no adjustment will be made to the Triggering Price in connection with an adjustment of the Conversion Price pursuant to Section 4.5(g).”.

4.9 The following shall be inserted as Section 4.5(g) to each Convertible Note:

“(g) Adjustment Relating to Trading Price. If, during the period commencing on and including the First Amendment Effective Date and ending on and including the fifteen (15) month anniversary of the First Amendment Effective Date, there is no thirty (30) consecutive Trading Day-period during which the average of the Daily VWAPs for such thirty (30) consecutive Trading Day period (after excluding the three (3) highest and the three (3) lowest Daily VWAPs during such period) equals or exceeds the Threshold Price, the Conversion Price shall be reduced to an amount equal to the amount that the Conversion Price would otherwise have been had the Conversion Price been $6.00 on the First Amendment Effective Date (with corresponding adjustments to other terms of this Convertible Note that are based on the Conversion Price, including, without limitation, the table set forth in the definition of “Redemption Price”).”

4.10 The following shall be inserted as Section 16 to each Convertible Note:

“16. Amendment and Restatement.

THIS CONVERTIBLE NOTE IS ISSUED IN SUBSTITUTION FOR, AND AMENDS AND RESTATES, SUPERSEDES AND CONTROLS IN ENTIRETY OVER THAT CERTAIN SENIOR SECURED CONVERTIBLE NOTE MADE BY THE ISSUER PAYABLE TO THE ORDER OF [__], DATED AUGUST 13, 2021, AND THIS CONVERTIBLE NOTE DOES NOT DISCHARGE, EXTINGUISH OR NEGATE THE DEBT EVIDENCED BY SUCH PRIOR CONVERTIBLE NOTE IN ANY RESPECT. NOTHING CONTAINED HEREIN SHALL CONSTITUTE OR BE DEEMED TO BE A NOVATION.”

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5. Amended and Restated Form of Convertible Note. Upon the satisfaction of the terms and conditions set forth in Section 5 below, Annex A to the NPA (Form of Convertible Note) (including the annexes, schedules and exhibits thereto) shall be amended and restated in its entirety and replaced with the Amended and Restated Form of Convertible Note in the form of Annex A attached hereto. References to the annexes, schedules and exhibits of the NPA in any of the Note Documents shall be deemed to be and include references to such Amended and Restated Form of Convertible Note attached as Annex A hereto.

6. Effectiveness. The modifications to the NPA and each Convertible Note as set forth in Section 3 and Section 4 above shall become effective immediately on the date hereof upon the Holders’ and the Agent’s satisfaction with each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

6.1 The Agent (or its counsel) shall have each received the following, each in form and substance satisfactory to the Agent and the Holders:

(i) The counterparts to this Agreement, which shall be duly executed by the Issuer, each Guarantor, the Holders and the Agent, in each case, in accordance with Section 15 below;

(ii) The Third Amendment and Waiver to Credit Agreement and Other Loan Documents, which shall be duly executed by the parties thereto;

(iii) Evidence that all conditions precedent to the Third Amendment and Waiver to Credit Agreement and Other Loan Documents have been satisfied;

(iv) (a) From each Note Party, an Officer’s Certificate dated as of the Effective Date and certifying that attached thereto are (i) true, correct and complete copies of the by-laws or operating (or limited liability company) agreement of such Note Party as in effect on the Effective Date, or a certification that there has been no change to the same since delivered to the Agent on August 13, 2021, (ii) true, correct and complete copies of the certificate or articles of incorporation or organization (or other charter document), including all amendments thereto, of each Note Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization (or equivalent), or a certification that there has been no change to the same since delivered to the Agent on August 13, 2021, (iii) with respect to the Issuer and each Guarantor organized or incorporated in the United States, a certificate as to the good standing or status (or similar equivalent) of each Note Party as of a recent date, from such Secretary of State or similar Governmental Authority from such Note Party’s applicable jurisdiction of organization (which, for the avoidance of doubt, may be certified via a short-form document), (iv) the names of the authorized officers authorized to sign the Note Documents and their true signatures and (v) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Note Party authorizing the execution, delivery and performance of this Agreement, the performance of the Note Documents as modified by this Agreement, and the transactions contemplated hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect, or a certification that there has been no change since the authorizing resolutions delivered to the Agent on August 13, 2021, and that such resolutions authorize the execution, delivery and performance of this Agreement, the performance of the Note Documents as modified by this Agreement, and the transactions contemplated hereby, (b) a solvency certificate from the chief financial officer or treasurer (or officer with equivalent duties) of the Issuer in form and substance satisfactory to the Purchasers and the Agent and (c) a closing certificate of the Issuer in form and substance reasonably satisfactory to the Agent certifying (i) as to the matters set forth in Section 7 below and (ii) that all conditions precedent to the Effective Date have been satisfied; and

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(v) Evidence in form and substance reasonably satisfactory to the Agent that substantially contemporaneously with the effectiveness of this Agreement that all fees and expenses of the Agent and the other Secured Parties required to be paid or reimbursed by the Note Parties on or prior to the Effective Date (including, without limitation, all fees and expenses of Sidley Austin LLP and any and all local counsels to the Agent and the Holders required or otherwise contemplated to be paid or reimbursed under Section 9 of the NPA) for which invoices have been presented prior to the Effective Date, shall in each case have been paid or reimbursed to the appropriate parties.

6.2 Representations and Warranties. The representations and warranties in Section 7 below and in the other Note Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (immediately after giving effect to such qualification and the waiver contained in Section 2 above and the modifications to the NPA contained herein)) on the Effective Date (or to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date), after giving effect to any updated schedules to any Loan Documents delivered by the Issuer to the Agent within thirty (30) days after the Effective Date (or such later date as may be agreed to by the Agent in writing (including by email) in its sole discretion).

6.3 No Default. Immediately after giving effect to this Agreement and the waivers and consents contained in Section 2 above, no Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Agreement.

7. Representations and Warranties; Ratification of Obligations; Reaffirmation of Guaranty and Note Documents. Each Note Party hereby expressly represents and warrants that, immediately after giving effect to the waivers, consents, amendments, supplements and modifications contained herein and in the Amended and Restated Convertible Notes as contemplated in Section 3 above and Section 8 below (collectively, the “Supplements”) and after giving effect to any updated schedules to any Note Documents delivered by the Issuer to the Agent within thirty (30) days after the Effective Date (or such later date as may be agreed to by the Agent in writing (including by email) in its sole discretion): (a) (i) each of the representations and warranties set forth in Section 3.1 of the NPA and the other Notes Documents are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect; and (b) each Note Party hereby expressly: (i) confirms its Obligations (including any guarantee obligation) under each Note Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Agreement and the Supplements; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the NPA and the other Note Documents are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Note Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement and the Supplements); and (iii) confirms that its Obligations under the NPA and the other Note Documents immediately after giving effect to the Supplements constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended, restated or modified hereby or by the Supplements including), and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents, as amended, restated, supplemented or modified hereby.

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8. Further Assurances. Each of the undersigned Note Parties, shall, (x) no later than ten (10) days after the Effective Date (or such later date as may be agreed to by the Agent in writing in its sole discretion), deliver to the Agent each Amended and Restated Convertible Note, each duly executed and an original copy that is substantially in the form attached as Annex A hereto and (y) at the request of the Agent and at such Note Party’s own expense, do all such other acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement. Each Holder, by delivering its signature page to each Amended and Restated Convertible Note, shall be deemed to have consented to, approved or accepted or to be satisfied with, such Amended and Restated Convertible Note and each other document required thereunder to be consented to, approved by or acceptable or satisfactory to such Holder (if any), unless the Agent shall have received notice from any such Holder prior to the date of its receipt of such each Amended and Restated Convertible Note specifying its objection thereto.

9. Release. In consideration of the foregoing amendments, the Note Parties signatory hereto, and, to the extent the same is claimed by right of, through or under the Issuer or any Guarantor, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Issuer or any other Note Party, or any of them (collectively hereinafter the “Indemnified Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Indemnified Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the Note Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

10. No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Note Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Note Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Note Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Note Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Secured Party in connection with this Agreement or the other Note Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

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11. Reference to and Effect on the NPA and the Other Note Documents. On and after the Effective Date, each reference in the NPA or the other Note Documents to “this Agreement”, “the NPA”, “the Note Purchase Agreement”, “the Senior Secured Convertible Note Purchase and Guarantee Agreement”, “the Security Agreement”, “the Note Documents”, “hereunder”, “hereof”, “thereunder”, “thereof” or words of like import referring to the NPA, the Security Agreement and each of the other Note Documents, shall mean and be a reference to the NPA, the Security Agreement and/or, as the context may require, the Note Documents, as amended or amended and restated by this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Note Document or of any right, power or remedy of any Secured Party under any Note Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Note Documents.

12. Incorporation of Terms. The provisions of Section 9 (Indemnity), Section 14.5 (Survival), Section 14.9 (Amendments), Section 14.11 (Successors and Assigns) and Section 14.32 (Entire Agreement) of the NPA shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

13. Notices. Any notice or request under this Agreement shall be given to each undersigned Note Party at such party’s address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under Section 12.1 of the NPA.

14. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

15. Counterparts. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement, as applicable.

16. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES except Section 5-1401 of the New York General Obligations Law. THE TERMS AND PROVISIONS OF SECTION 12.2 (GOVERNING LAW) AND SECTION 12.3 (JURY TRIAL WAIVER) OF THE NPA ARE HEREBY INCORPORATED BY REFERENCE AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

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17. APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1 OF THE NPA. EACH NON-U.S. NOTE PARTY IRREVOCABLY DESIGNATES AND APPOINTS THE ISSUER, WITH AN OFFICE ON THE EFFECTIVE DATE AT THE ADDRESS LISTED FOR THE ISSUER IN SECTION 12.1 OF THE NPA, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 15 ABOVE OR IN ANY OTHER TRANSACTION DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. EACH OF THE NON-U.S. NOTE PARTIES AND THE ISSUER HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE ISSUER HAS AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY ANY OTHER NON-U.S. NOTE PARTY). SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH NON-U.S. NOTE PARTY UNTIL ALL AMOUNTS PAYABLE BY SUCH NON-U.S. NOTE PARTY HEREUNDER AND UNDER THE OTHER TRANSACTION DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND, AS APPLICABLE, SUCH NON-U.S. NOTE PARTY SHALL HAVE BEEN TERMINATED OR RELEASED AS A GUARANTOR PURSUANT TO THE TERMS OF THE APPLICABLE TRANSACTION DOCUMENTS. EACH NON-U.S. NOTE PARTY HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 15 ABOVE OR IN ANY OTHER TRANSACTION DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE ISSUER AS PROVIDED IN THIS SECTION 17. EACH NON-U.S. NOTE PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH NON-U.S. NOTE PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH NON-U.S. NOTE PARTY. TO THE EXTENT ANY NON-U.S. NOTE PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH NON-U.S. NOTE PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS. NOTHING IN THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC,
as Agent and Term Loan Agent

By:	/s/ William A. Covino
Name:	William A. Covino
Title:	Chief Financial Officer

[Signature Page to Airspan First Amendment and Waiver to NPA and Other Note Documents]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

HOLDERS:

FIP UST LP, as a Holder
By: FIP FUND I GP LLC, its general partner

By:	/s/ William A. Covino
Name:	William A. Covino
Title:	Chief Financial Officer

FORTRESS LENDING I HOLDINGS L.P., as a Holder
By: Fortress Lending Advisors LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FLF II Holdings Finance L.P., as a Holder
By: FLF II Holdings Finance CM LLC, as Servicer
By: Fortress Lending II Holdings L.P., its Sole Member
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS LENDING II HOLDINGS L.P., as a Holder
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FLF I Holdings Finance L.P., as a Holder
By: FLF I Holdings Finance CM LLC, as Servicer
By: Fortress Lending I Holdings L.P., its Sole Member
By: Fortress Lending Advisors LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Airspan First Amendment and Waiver to NPA and Other Note Documents]

Drawbridge Special Opportunities Fund LP, as a Holder
By: Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

DBDB FUNDING LLC, as a Holder

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

Fortress Lending Fund II MA-CRPTF LP, as a Holder
By: FLF II MA-CRPTF Advisors LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Airspan First Amendment and Waiver to NPA and Other Note Documents]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

NOTE PARTIES:

AIRSPAN NETWORKS HOLDINGS INC. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation, as Issuer

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Airspan First Amendment and Waiver to NPA and Other Note Documents]

AIRSPAN NETWORKS INC.,
a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
a Delaware limited liability company, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

MIMOSA NETWORKS, INC.,
a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Secretary

MIMOSA NETWORKS INTERNATIONAL, LLC,
a Delaware limited liability company, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Airspan First Amendment and Waiver to NPA and Other Note Documents]

AIRSPAN COMMUNICATIONS LIMITED,
a United Kingdom corporation, as a Guarantor

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.
an Israel corporation, as a Guarantor

By:	/s/ David Brant
Name:	David Brant
Title:	Director

Airspan Japan KK,
a Japanese corporation, as a Guarantor

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

[Signature Page to Airspan First Amendment and Waiver to NPA and Other Note Documents]

ANNEX A

AMENDED AND RESTATED FORM OF CONVERTIBLE NOTE

(See Attached)

NEITHER THIS CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS CONVERTIBLE NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER (AS DEFINED BELOW) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE NOTE AND THE SHARES OF COMMON STOCK INTO WHICH THIS CONVERTIBLE NOTE ARE CONVERTIBLE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT (AS DEFINED BELOW).

THIS CONVERTIBLE NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO TREASURY REGULATION SECTION 1.1275-3, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ORIGINAL ISSUANCE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: PRIOR TO THE MERGER EFFECTIVE TIME, NEW BEGINNINGS ACQUISITION CORP., 800 1ST STREET, UNIT 1, MIAMI BEACH, FL 33139, USA, EMAIL: MICHAEL@M2AFO.COM, ATTENTION: MICHAEL S. LIEBOWITZ, CHIEF EXECUTIVE OFFICER, AND FROM AND AFTER THE MERGER EFFECTIVE TIME, AIRSPAN NETWORKS HOLDINGS INC., CAPITAL POINT, 33 BATH ROAD, SLOUGH, BERKSHIRE SL 1 3UF, UNITED KINGDOM, EMAIL: DBRANT@AIRSPAN.COM, ATTENTION: DAVID BRANT, CHIEF FINANCIAL OFFICER.

REFERENCE IS MADE TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF AUGUST 13, 2021 (AS THE SAME MAY BE AMENDED, AMENDED AND RESTATED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, REPLACED OR EXTENDED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), ENTERED INTO BY AMONG OTHERS, DBFIP ANI LLC (“FORTRESS AGENT”), IN ITS CAPACITIES AS NOTES COLLATERAL AGENT AND AS TERM LOAN COLLATERAL AGENT (EACH AS DEFINED THEREIN). EACH HOLDER OF THIS CONVERTIBLE NOTE, BY ITS ACCEPTANCE OF THIS CONVERTIBLE NOTE (A) CONSENTS TO THE PARI PASSU NATURE OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (C) ACKNOWLEDGES AND AGREES THAT THE INTERCREDITOR AGREEMENT IS A MATERIAL INDUCEMENT TO ITS EXTENDING CREDIT TO THE ISSUER AND TO THE TERM LOAN SECURED PARTIES CONSENTING TO THE ISSUANCE OF INDEBTEDNESS CONTEMPLATED BY THIS CONVERTIBLE NOTE AND THE PURCHASE AGREEMENT AND THE TERM LOAN SECURED PARTIES AND THE NOTES SECURED PARTIES ARE INTENDED THIRD PARTY BENEFICIARIES OF THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

[FLORIDA DOCUMENTARY STAMP TAX REQUIRED BY LAW IN THE MAXIMUM AMOUNT OF $2,450 HAS BEEN PAID OR WILL BE PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.]/[THIS SENIOR SECURED CONVERTIBLE NOTE HAS BEEN EXECUTED BY THE ISSUER AND DELIVERED BY THE ISSUER TO THE HOLDER OUTSIDE OF THE STATE OF FLORIDA. ACCORDINGLY, THIS CONVERTIBLE NOTE IS EXEMPT FROM FLORIDA DOCUMENTARY STAMP TAX PURSUANT TO RULE 12B-4.053(34) OF THE FLORIDA ADMINISTRATIVE CODE.]

[FORM OF] AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE

Original Issuance Date:__________ __, 202[]

Initial Principal Amount: $_____	[New York, NY]
Initial Purchase Price: $_____

No. A-1

AIRSPAN NETWORKS HOLDINGS INC. (formerly known as NEW BEGINNINGS ACQUISITION CORP.), a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to _____________________ or its registered assigns (“Holder”), the principal sum of _______________________ Dollars ($_____), together with interest thereon as provided herein.

This Amended and Restated Senior Secured Convertible Note (this “Convertible Note”) is being issued pursuant to that certain Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021, by and among the Issuer, the Holder, the other purchasers party thereto, the guarantors from time to time party thereto, and DBFIP ANI LLC, as agent, collateral agent and trustee for the Holder and the other purchasers party thereto (as the same may be amended, amended and restated, restated, supplemented or otherwise modified, extended or replaced, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. This Convertible Note is one of a series of Convertible Notes in substantially the same form being issued in accordance with the provisions of the Purchase Agreement (the “Other Convertible Notes”). This Convertible Note and the Other Convertible Notes are sometimes referred to collectively as the “Convertible Notes”.

1. Definitions. For purposes of this Convertible Note, the capitalized terms set forth below shall have the following meanings. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Convertible Note as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Airspan” means Airspan Networks Inc., a Delaware corporation.

“Allocable Share” means with respect to any Excess Proceeds having an aggregate principal amount equal to:

(1) an amount equal to one hundred percent (100%) of such Excess Proceeds; multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Convertible Notes held by such Holder and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Convertible Notes and all other Priority Lien Debt required to be repaid with such Excess Proceeds, rounded down to the nearest $1,000.

“Applicable Rate” means seven percent (7.0%) per annum; it being understood that the then Applicable Rate shall be increased by three and three-quarters of one percent (3.75%) per annum (i) immediately and automatically upon the occurrence of an Event of Default described in Section 6.1(h) or 6.1(i) of the Purchase Agreement or (ii) at the option of the Collateral Agent or the Holders of at least a majority of the Convertible Notes then outstanding, upon the occurrence and during the continuation of any other Default or Event of Default other than those specified in clause (i) above (such rate, the (“Default Rate”)).

“Board” means the board of directors of the Issuer.

“Business Day” means each day that is not a Saturday, Sunday or a day, on which commercial banks are authorized to close under the laws of the State of New York.

“Change of Control” means the occurrence of any one of the following after the Original Issuance Date: (i) the Key Investors shall fail to beneficially and of record own and control (directly or indirectly), at least fifty percent (50%) on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of the Issuer (inclusive of warrants and other convertible instruments) owned by the Key Investors on the Original Issuance Date (after giving effect to the consummation of the Transaction); (ii) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of Equity Interests of the Issuer, by contract or otherwise of more than fifty percent (50%) of the Equity Interests of the Issuer, (iii) the Issuer or any Subsidiary thereof sells or transfers all or any substantial portion of its assets to another Person (other than the Liens under the Note Documents and Transfers, Investments and Business Combinations expressly permitted by this Convertible Note), (iv) (x) at any time, the Issuer shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of the aggregate voting and economic power of the Equity Interests of each Subsidiary of the Issuer (other than the IP Hold-Co) free and clear of all Liens (except Permitted Liens) or (y) at any time, Airspan shall cease to own and control, of record and beneficially, directly or indirectly, at least ninety nine and eight tenths percent (99.8%) of the aggregate voting and economic power of the Equity Interests of IP Hold-Co free and clear of all Liens (except for Permitted Liens), or (v) a “change of control” occurs under any Material Indebtedness (other than the Obligations) of the Issuer or any of its Subsidiaries.

“Close of Business” means 5:00 p.m. New York City time.

“Common Stock” means the Issuer’s common stock, par value $0.0001 per share.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Issuer and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Issuer and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Issuer and its Subsidiaries on a consolidated basis equal to: (a) the sum, without duplication, of the amounts for such period of (i) EBITDA of the Issuer and its Subsidiaries, plus (ii) interest income, plus (iii) other non-ordinary course income (excluding any gains or losses attributable to the Asset Dispositions and Transfers), plus (iv) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of revolving loans except to the extent the related revolving commitments are permanently reduced in connection with such repayments), plus (ii)  Capital Expenditures of Issuer and its Subsidiaries (net of any proceeds of (x) Net Cash Proceeds from Asset Dispositions to the extent reinvested in accordance with Section 6.4 hereof, and (y) any proceeds of related financings with respect to such expenditures), plus (iii) Consolidated Interest Expense, plus (iv) provisions for current taxes based on income of Issuer and its Subsidiaries and payable in cash with respect to such period, plus (v) to the extent permitted and added back pursuant to clause (d) of the definition of EBITDA, the amount of fees or expenses paid in cash in respect to the transactions described in clause (d) of the definition of EBITDA during such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capitalized Leases in accordance with GAAP and capitalized interest) of Issuer and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Contracts, including any amounts referred to in Section 1.2 of the Purchase Agreement.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Conversion Price” means “$8.00”, as may be adjusted from time to time as set forth in this Convertible Note.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MIMO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Excess Proceeds” means any Debt Issuance Net Proceeds, Excess Asset Disposition Net Proceeds, Excess Condemnation Net Proceeds or, as the context may require, Excess Equity Issuance Net Proceeds.

“First Amendment Effective Date” means March 29, 2022.

“Interest Payment Date” means, (i) the last day of each fiscal quarter of the Issuer ending after the Closing Date, and (ii) the Maturity Date; provided if such date is not a Business Day, the applicable Interest Payment Date shall be the next succeeding Business Day.

“Key Investors” means Oak Investments, Reliance Jio Infocomm Limited and Softbank Group Capital Limited.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the NYSE American stock exchange (the “NYSE American”). If the Common Stock is not so listed, the “Last Reported Sale Price” shall be the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national securities exchange on which the Common Stock is listed for trading, if any. If the Common Stock is not listed for trading on any U.S. national securities exchange on the relevant date, the “Last Reported Sale Price” shall be the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date reported in composite transactions for the principal U.S. regional securities exchange on which the Common Stock is traded, if any. If the Common Stock is not so listed, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose at its expense. The “Last Reported Sale Price” shall be determined by the Issuer, except to the extent otherwise specified in this definition.

“Net Cash Proceeds” means:

(a) with respect to any Transfer (other than the issuance of Equity Interests of Issuer, which is addressed under clause (b) of this definition), Asset Disposition or any insurance or condemnation award, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or condemnation awards or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when cash is actually received) received by Issuer or any Subsidiary pursuant to any such Transfer, Asset Disposition or insurance proceeds or condemnation award net of (i) the direct costs relating to such Asset Disposition (including sales commissions and legal, accounting and investment banking fees), (ii) net income taxes paid as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to any such Transfer or other Asset Disposition (other than a Convertible Note) or required to be paid to parties (other than Affiliates of a Note Party) having superior rights to the proceeds of any such Transfer or other Asset Disposition to the extent such superior rights are permitted hereunder; and

(b) with respect to any issuance of Equity Interests of Issuer or Indebtedness of the Issuer or its Subsidiaries (excluding Permitted Indebtedness), the aggregate cash proceeds received by Issuer or any of its Subsidiaries pursuant to such issuance, net of the direct costs of such issuance (including reasonable and documented up-front, underwriters’ and placement fees and any related tax, legal and accounting fees) to the extent that such costs, fees and expenses are paid to non-Affiliates (including the payment of the Pacific Western Success Fee).

“Original Issuance Date” means August 13, 2021.

“Redemption Price” the sum of (i) the principal amount then outstanding, (ii) any accrued and unpaid interest through the applicable redemption date, and (iii) the outstanding principal amount of the Convertible Note multiplied by the applicable percentage set forth in the below table (such applicable amount, the “Make-Whole Amount”):

	Stock Price
Effective Date	$6.40	$7.68	$8.96	$10.24	$11.52	$12.80	$16.00	$19.20	$25.60	$32.00
December 31, 2021	15.0%	11.9%	9.8%	8.2%	7.0%	6.1%	4.4%	3.3%	1.9%	0%
December 31, 2022	15.0%	11.0%	9.0%	7.6%	6.5%	5.6%	4.1%	3.1%	0%	0%
December 31, 2023	15.0%	9.7%	7.8%	6.6%	0%	0%	0%	0%	0%	0%
December 31, 2024	15.0%	7.9%	6.2%	0%	0%	0%	0%	0%	0%	0%

For purposes of the table set forth immediately above and for the purposes of making any Make-Whole Amount determination, “Stock Price” means (A) in the case of an Optional Redemption, the Last Reported Sale Price; (B) in the case of a Fundamental Change, the price paid per share of Common Stock in the transaction constituting the Fundamental Change, if holders of Common Stock receive only cash in the transaction constituting the Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock; (C) in the case that (x) there has been a Termination of Trading or (y) if on the date of such Prepayment Event, the Stock Price per share of Common Stock is less than Six Dollars and Forty Cents ($6.40), then the Stock Price for the purposes of determining the applicable Make-Whole Amount based on the table above, the Stock Price shall be deemed to be equal to Six Dollars and Forty Cents ($6.40) as of the applicable date; or (D) in all other cases other the those described in clauses (A), (B) and (C) above, the Stock Price shall equal the arithmetic average of the Last Reported Sale Price over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Fundamental Change or, as the context may require, such other Prepayment Event. It being further provided that if as of the date of such Prepayment Event, the Stock Price is greater than Thirty Two Dollars ($32.00), then the Stock Price for the purposes of determining the applicable Make-Whole Amount shall be deemed to be Thirty Two Dollars ($32.00) as of the applicable date.

The exact Stock Price and Effective Date may not be set forth in the table above, in which case if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two dates in the table, the applicable percentage shall be determined by a straight-line interpolation between applicable percentage set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365-day or 366-day year, as applicable.

The Stock Prices set forth in the column headings of the table above shall be adjusted as of any date on which the Conversion Price is otherwise adjusted. The adjusted Stock Price shall equal the Stock Price immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

“Termination of Trading” shall be deemed to have occurred if the Common Stock or other common stock or American Depositary Shares or similar instruments into which the Convertible Note is convertible is not listed for trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or any of their respective successors) or ceases to be traded in contemplation of a delisting or withdrawal of approval.

“Threshold Price” means $10.00. The Threshold Price is subject to adjustment in the same manner and at the same time as the Conversion Price is adjusted from time to time as set forth in this Convertible Note, except that no adjustment will be made to the Threshold Price in connection with an adjustment of the Conversion Price pursuant to Section 4.5(f) or Section 4.5(g).

“Trading Day” means any day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs (w) on the NYSE American, (x) if the Common Stock (or such other security) is not then listed on the NYSE American, on the principal U.S. national securities exchange on which the Common Stock (or such other security) is then listed, (y) if the Common Stock (or such other security) is not so listed, on the principal U.S. regional securities exchange on which the Common Stock (or such other security) is then listed, or (z) if the Common Stock (or such other security) is not so listed, on the principal other market on which the Common Stock (or such other security) are then traded. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Triggering Event” means the occurrence, at any time after the second anniversary of the Original Issuance Date, of the Last Reported Sale Price of the Common Stock for any thirty (30) consecutive Trading Days exceeding 130% of the Triggering Price then in effect and as adjusted pursuant to the terms herein.

“Triggering Price” means $12.50. The Triggering Price is subject to adjustment in the same manner and at the same time as the Conversion Price is adjusted from time to time as set forth in this Convertible Note, except that no adjustment will be made to the Triggering Price in connection with an adjustment of the Conversion Price pursuant to Section 4.5(g).

2. Payments.

(a) The outstanding principal balance and other Obligations evidenced by this Convertible Note and the other Note Documents shall bear interest on and after the Original Issuance Date, at the then Applicable Rate. Interest shall be computed on the basis of a 360-day year of twelve (12) thirty (30) day months and shall accrue commencing on the Original Issuance Date. For the avoidance of doubt, any interest due and payable in respect of the Obligations shall include any interest calculated using the Default Rate to the extent applicable.

Notwithstanding anything to the contrary contained herein or in any other Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Holder receives interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount of the Obligations or, if it exceeds such unpaid principal, refunded to the Issuer. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, Make-Whole Amount or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

(b) Accrued interest, if any, on the principal amount of this Convertible Note shall be payable quarterly in arrears on each Interest Payment Date, with the first such payment to be made on September 30, 2021 (the “Initial Interest Payment Date”). Subject to the provisions of Section 4 hereof relating to the conversion of this Convertible Note, the entire principal sum hereof, together with any accrued and unpaid interest thereon (including post-petition interest in any proceeding under any Debtor Relief Law) and other Obligations (other than yet unasserted contingent obligations), shall be due and payable on the Maturity Date. Additionally, accrued and unpaid interest (including post-petition interest in any proceeding under any Debtor Relief Law) on the Obligations shall be due and payable upon any of the following: (i) the payment of the entire principal sum hereof; or (ii) conversion of this Convertible Note pursuant to the provisions of Section 4 hereof as to that portion of the principal amount so converted. Interest will be paid to the person in whose name a Convertible Note is registered at the Close of Business on the fifth (5th) calendar day prior to the relevant Interest Payment Date, whether or not a Business Day (the “Regular Record Date”).

(c) The principal amount and any accrued and unpaid interest of this Convertible Note shall be paid by wire transfer in immediately available funds in United States dollars at the account and/or wire directions provided by the Holder. If any day on which any amount is payable under this Convertible Note is not a Business Day, then the amount otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which principal or interest is payable pursuant hereto, a “Payment Date”).

(d) Except as otherwise expressly provided herein, all holders of Convertible Notes must be treated equally with respect to such payment of interest amounts. Subject to the terms of the Intercreditor Agreement, in the event of any partial payment of principal or accrued interest, for whatever reason, any such partial payment of principal and/or interest on the Convertible Notes shall be allocated among the respective Convertible Notes and holders thereof so that the amount of such payments to each holder shall bear as nearly as practicable the same ratio to the aggregate amount then to be paid as the principal amount of the Convertible Notes then held by such holder bears to the aggregate principal amount of Convertible Notes then outstanding.

3. Seniority; Security Interest

(a) The indebtedness evidenced by this Convertible Note and the payment of the Obligations evidenced hereby and by the other Note Documents shall rank pari passu with the other Priority Lien Obligations and shall rank senior to, and have priority in right of payment over, all other indebtedness of Issuer and its Subsidiaries now or hereafter outstanding.

(b) This Convertible Note, along with the other Note Documents, is secured by a Lien on and security interest in certain assets of the Issuer and certain of its Subsidiaries, as described in the Collateral Documents and such security interest and guarantee shall be secured on a pari passu basis by the same persons and collateral and assets as the Liens securing the other Priority Lien Obligations. By its acceptance of this Convertible Note, the Holder has authorized the Collateral Agent to act on behalf of the Holder and other holders of the Convertible Notes, and in such capacity to enter into the Collateral Documents and the Intercreditor Agreement and certain other Note Documents, as the same may be amended, modified, restated or supplemented from time to time, and to exercise for the benefit of the Holder all rights, powers and remedies provided to the Collateral Agent, under or pursuant to the Collateral Documents, the Intercreditor Agreement and the other Note Documents including, without limitation, those available upon an Event of Default.

4. Conversion

4.1. Conversion Rights. The unpaid principal amount of this Convertible Note (together with all accrued but unpaid interest thereon) shall be convertible, in whole or in part, at the option of the Holder at any time prior to the payment in full of the principal amount of this Convertible Note (together with all accrued but unpaid interest thereon), into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by dividing the principal amount of the Convertible Note so converted (together with all accrued but unpaid interest thereon) by the Conversion Price (the “Holder Conversion Right”). The Issuer shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of Common Stock to the Holder arising out of or relating to the conversion of this Convertible Note.

4.2. Issuance of Certificates. The Holder Conversion Right may be exercised by the Holder by the surrender of this Convertible Note (or of any replacement Convertible Note issued hereunder) with the conversion notice attached hereto as Exhibit A duly executed, at the principal office of the Issuer or the transfer agent of the Issuer. Conversion shall be deemed to have been effected on the date that such delivery of the Convertible Note and conversion notice is actually made (the “Conversion Date”). As promptly as practicable, and in any event within three (3) Trading Days, after a Conversion Date and the Issuer’s receipt of the Convertible Note being converted (and the conversion notice, if applicable) (such third Trading Day thereafter, the “Share Delivery Date”), the Issuer shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the transfer agent is participating in The Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if legends are required to be placed on certificates of Common Stock pursuant to Rule 144 or the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which certificates shall not bear any restrictive legends unless required pursuant to Rule 144 and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.4. The Issuer shall not be obligated to credit Common Stock or issue Common Stock certificates in the name of any party other than the Holder of the Convertible Notes, absent full compliance with the provisions of Section 9 hereof. The person in whose name the certificate or certificates for Common Stock are to be issued or credited shall be deemed to have become a stockholder of record on the next succeeding day on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. All rights with respect to the Convertible Notes (or any portion thereof) that are converted pursuant to this Section 4, including the rights to receive interest and notices, shall terminate upon the conversion pursuant to this Section 4.2. Upon conversion of only a portion of this Convertible Note, the Issuer shall issue and deliver to the Holder hereof, at the expense of the Issuer, a new Convertible Note covering the principal amount of this Convertible Note not converted, which new Convertible Note shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Convertible Note had not been surrendered for conversion.

4.3. Reservation of Common Stock Issuable Upon Conversion. The Issuer covenants that, for so long as any Convertible Notes remain outstanding, the Issuer will at all times have authorized and reserved for the purpose of issuance upon exercise of the Holder Conversion Right, a sufficient number of duly authorized shares of Common Stock to provide for the full exercise of the Holder Conversion Right. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Convertible Notes, the Issuer shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

4.4. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Convertible Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Issuer shall pay cash equal to the product of such fraction multiplied by the Last Reported Sale Price on the Conversion Date, as determined in good faith by the Board.

4.5. Adjustment of Conversion Price. The Conversion Price and the number and kind of securities, including the Common Stock, which may be received upon the exercise of the Holder Conversion Right shall be subject to the adjustment from time to time upon the happening of certain events, as follows:

(a) Adjustment for Stock Splits and Combinations. If the Issuer shall at any time or from time to time after the Original Issuance Date effect a stock split or subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that stock split or subdivision shall be proportionately decreased, and conversely, if the Issuer shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.5(a) shall become effective at the Close of Business on the date the stock split or subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Issuer shall at any time or from time to time after the Original Issuance Date make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the Close of Business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the Close of Business on such record date; and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the Close of Business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the Close of Business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 4.5(b) as of the time of actual payment of such dividends or distributions.

(c) Adjustments for Other Dividends and Distributions. In the event the Issuer at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Issuer other than shares of Common Stock or in other property, then and in each such event an appropriate revision to the applicable Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other properties of the Issuer which they would have received had their Convertible Notes been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4.5 with respect to the rights of the Holders.

(d) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Convertible Notes at any time or from time to time after the Original Issuance Date shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, exchange, substitution or otherwise (other than a stock split, subdivision or combination of shares provided for in Section 4.5(a) above, stock or other dividend or distribution provided for in Section 4.5(b) or (c) above, or a Business Combination or sale of assets provided for in Section 4.5(e) below), then and in each such event an appropriate revision to the applicable Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert each Convertible Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, exchange, substitution or other change, as holders of the number of shares of Common Stock into which such Convertible Note might have been converted immediately prior to such reorganization, reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(e) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a stock split, subdivision or combination of shares provided for in Section 4.5(a) above, stock or other dividend or distribution provided for in Section 4.5(b) or (c) above, or a reclassification, exchange or substitution provided for in Section 4.5(d) above) or a Business Combination of the Issuer with or into another corporation or entity, or the sale of all or substantially all of the Issuer’s properties and assets to any other person, then, as a part of such Business Combination provision shall be made so that the Holders of the Convertible Notes shall thereafter be entitled to receive upon conversion of the Convertible Notes, the number of shares of stock or other securities, Equity Interests or property of the Issuer, or of the successor entity resulting from such Business Combination, to which a Holder of Common Stock (or any shares of stock or other securities or Equity Interests which may be) issuable upon conversion of the Convertible Note would have been entitled if the Convertible Note had been converted immediately prior to such Business Combination. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 with respect to the rights and interests of the Holders after the Business Combination to the end that the provisions of this Section 4.5 (including adjustment of the Conversion Price then in effect and the number of Common Stock or other securities receivable upon conversion of the Convertible Notes) shall be applicable after that event.

(f) Adjustments for Dilutive Issuances.

(i) Special Definitions. For purposes of this Section 4.5(f), the following definitions shall apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.5(f)(ii), deemed to be issued) by the Issuer after the Original Issuance Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(I) securities issued pursuant to the conversion or exercise of Options or Convertible Securities issued or outstanding on or prior to the Original Issuance Date (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holder);

(II) the Other Convertible Notes and any additional debentures or other securities issued as payment of interest on the Convertible Notes;

(III) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5(a) through Section 4.5(e);

(IV) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(V) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(VI) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation or other entity by the Issuer or any of its subsidiaries by merger, purchase of all or substantially all of the assets or other reorganization or to a joint venture agreement, contribution agreement or similar arrangement, provided that such issuances are approved by the Board and the Issuer owns, directly or indirectly, not less than 51% of the voting stock of such other entity; or

(VII) shares of Common Stock, Options or Convertible Securities issued pursuant to the terms of that certain Business Combination Agreement, dated as of March 8, 2021, by and among the Issuer, Artemis Merger Sub Corp. and Airspan Networks Inc.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(C) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Issuer at any time or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the Close of Business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Issuer upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 4.5(f)(ii)(B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii) (either because the consideration per share (determined pursuant to Section 4.5(f)(iv)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issuance Date), are revised after the Original Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)  to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Issuer upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.5(f)(ii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Issuer upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4.5(f)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 4.5(f)(ii)).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Issuer upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.5(f)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Issuer shall, at any time after the Original Issuance Date and for so long as this Convertible Note remains outstanding, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.5(f)(ii)), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to an amount (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * [(A + B) ÷ (A + C)]

For purposes of the foregoing formula, the following definitions shall apply:

(A) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(B) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(C) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion, exercise or exchange of Convertible Securities (including the Convertible Notes) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(D) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Issuer in respect of such issue by CP1); and

(E) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(iv) Determination of Consideration.  For purposes of this Section 4.5(f)(iv), the consideration received by the Issuer for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Issuer, excluding amounts paid or payable for accrued interest;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Issuer for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board.

(B) Options and Convertible Securities.  The consideration per share received by the Issuer for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.5(f)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(I) the total amount, if any, received or receivable by the Issuer as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Issuer upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(v) Multiple Closing Dates.  In the event the Issuer shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii), then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(g) Adjustment Relating to Trading Price. If, during the period commencing on and including the First Amendment Effective Date and ending on and including the fifteen (15) month anniversary of the First Amendment Effective Date, there is no thirty (30) consecutive Trading Day-period during which the average of the Daily VWAPs for such thirty (30) consecutive Trading Day period (after excluding the three (3) highest and the three (3) lowest Daily VWAPs during such period) equals or exceeds the Threshold Price, the Conversion Price shall be reduced to an amount equal to the amount that the Conversion Price would otherwise have been had the Conversion Price been $6.00 on the First Amendment Effective Date (with corresponding adjustments to other terms of this Convertible Note that are based on the Conversion Price, including, without limitation, the table set forth in the definition of “Redemption Price”).

(h) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4.5, the Issuer, at its expense, shall promptly, but in any event not later than ten (10) calendar days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate, signed by an officer of the Issuer, setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Convertible Note is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Issuer shall, as promptly as reasonably practicable after the written request at any time of any Holder (but in any event not later than ten (10) calendar days thereafter), furnish or cause to be furnished to such Holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Convertible Note.

(i) Notices of Record Date. If:

(i) the Issuer shall set a record date for the purpose of entitling the holders of its shares of Common Stock to receive a dividend, or any other distribution, payable otherwise than in cash;

(ii) the Issuer shall set a record date for the purpose of entitling the holders of its shares of Common Stock to subscribe for or purchase any shares of any class or other securities or to receive any other rights;

(iii) there shall occur any capital reorganization of the Issuer, reclassification of the shares of the Issuer (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Issuer with or into another corporation, or conveyance of all or substantially all of the assets of the Issuer to another corporation; or

(iv) there shall occur a voluntary or involuntary dissolution, liquidation, or winding up of the Issuer;

then, and in any such case, the Issuer shall cause to be sent to the Holders, at least ten (10) calendar days prior to the dates hereinafter specified, a written notice stating (x) the date which has been set as the record date for the purpose of such dividend, distribution, or rights, or (y) the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is proposed to take place and the record date as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

4.6. Registration, Exchange and Transfer. The Issuer will keep or will cause to be kept a register in which, subject to such reasonable regulations as it may prescribe, it will register and transfer the Convertible Notes. No transfer of this Convertible Note shall be valid as against the Issuer unless made upon such register. This Convertible Note is subject to the restrictions on transfer set forth on the face hereof. Upon surrender for transfer of this Convertible Note and compliance with said restrictions on transfer, the Issuer shall execute and deliver in the name of the transferee or transferees a new Convertible Note or Convertible Notes for a like principal amount. Any new Convertible Note issued upon any registration of transfer or exchange of Convertible Note shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Convertible Note.

This Convertible Note, if presented for transfer, exchange, redemption or payment, shall (if so required by the Issuer) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the registered Holder or by his duly authorized attorney.

Any exchange or transfer shall be without charge to the Holders, except that the Issuer may require payment of the sum sufficient to cover any processing cost, tax or governmental charge that may be imposed in relation thereto.

Prior to due presentment for registration of transfer of this Convertible Note, the Issuer may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Convertible Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Issuer), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, for the conversion hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

4.7. Limitations on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of this Convertible Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) (unless otherwise expressly agreed by the Holder in writing). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Issuer. This restriction may not be waived without the consent of the Holder.

5. Defaults and Remedies.

5.1. Defaults and Remedies. An Event of Default shall occur upon the occurrence of any of the events or circumstances specified in Section 6.1 of the Purchase Agreement. In the case of an Event of Default arising from certain events of bankruptcy or insolvency described in Section 6.1(h) and Section 6.1(i) of the Purchase Agreement, all outstanding Convertible Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Collateral Agent or the Holders of at least a majority in the aggregate principal amount of the then outstanding Convertible Notes may declare all the Convertible Notes to be due and payable immediately by notice in writing to the Issuer (with a copy to the Collateral Agent in the case of notice by such Holders) as further described in Section 6 of the Purchase Agreement specifying the Event of Default. Upon such declaration, the Convertible Notes, together with accrued and unpaid interest and the other Obligations, shall become due and payable immediately. If the Convertible Notes are accelerated or otherwise become due and payable prior to the Stated Maturity Date (including the acceleration of claims by operation of law) as a result of an Event of Default, the amount of principal of, accrued and unpaid interest, Make-Whole Amounts, premiums (if any) and other Obligations that becomes due and payable with respect to the Convertible Notes shall equal 100% of the Redemption Price with respect to the Convertible Notes and other Obligations then due as of the date of acceleration. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer or any Guarantor with the intention of avoiding payment of the Make-Whole Amount or any other amounts or premiums that the Issuer would have had to pay if the Issuer then had elected to redeem the Convertible Notes pursuant to Section 7, an equivalent amount equal to the applicable Make-Whole Amount or premiums (if any) shall also become and be immediately due and payable to the extent permitted by Law upon the acceleration of the Convertible Notes.

Holders may not enforce the Convertible Notes, the Purchase Agreement, or the other Note Documents except as provided in the Purchase Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Convertible Notes may direct the Collateral Agent in its exercise of any trust or power. If certain conditions specified in the Purchase Agreement are satisfied, Holders of a majority in aggregate principal amount of the Convertible Notes then outstanding by notice to the Collateral Agent may on behalf of the Holders of all of the Convertible Notes waive any existing Default or Event of Default and its consequences as provided under the terms of the Purchase Agreement, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Convertible Notes.

The Issuer is required to file periodic certificates with the Collateral Agent and the Holders as to the Issuer’s compliance with the Note Documents and knowledge or status of any Default as described in the Purchase Agreement.

5.2. Waiver; Rescission of Acceleration. At any time before the date of any declaration accelerating the maturity of this Convertible Note, the Holders of a majority in aggregate principal amount of then-outstanding Convertible Notes may waive any Event of Default. Such waivers shall be evidenced by written notice or other document specifying the Event(s) of Default being waived and shall be binding on all existing or subsequent Holders of outstanding Convertible Notes. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the Holders of a majority in aggregate principal amount of the then-outstanding Convertible Notes may, by written notice to the Issuer, rescind and annul such declaration.

6. Repurchase at Option of Holders.

6.1. Repurchase at Option of Holders Upon a Fundamental Change.

(i) If a Change of Control or a Termination of Trading (a “Fundamental Change”) occurs at any time prior to the Stated Maturity Date, the Holder shall have the right, at the Holder’s option, to require the Issuer to repurchase for cash all of the Holder’s Convertible Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 6.2 that is equal to $1,000 or an integral multiple of $1,000, on the date (subject to any postponement as set forth in this Section 6.1(i), the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than twenty (20) calendar days or more than thirty-five (35) calendar days following the date of the Fundamental Change Issuer Notice (as defined below) at a repurchase price equal to 100% of the Redemption Price with respect to the Convertible Notes to be repurchased (the “Fundamental Change Repurchase Price”). The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Issuer to comply with applicable law.

(ii) Repurchases of Convertible Notes under this Section 6.1 shall be made, at the option of the Holder thereof, upon:

(A) delivery to the Issuer by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Exhibit B attached hereto, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(B) delivery of the Convertible Notes to the Issuer at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(iii) The Fundamental Change Repurchase Notice in respect of any Convertible Notes to be repurchased shall state:

(A) the portion of the principal amount of Convertible Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(B) that the Convertible Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Convertible Notes.

Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”) by delivery of a written notice of withdrawal to the Issuer in accordance with Section 6.2.

(iv) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders a written notice (the “Fundamental Change Issuer Notice”) of the occurrence of the Fundamental Change, its effective date and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Issuer Notice shall specify:

(A) the events causing the Fundamental Change;

(B) the effective date of the Fundamental Change;

(C) the last date on which the Holder may exercise the repurchase right pursuant to this Section 6;

(D) the certificate number of the Convertible Note to be delivered for repurchase;

(E) the Fundamental Change Repurchase Price;

(F) the Fundamental Change Repurchase Date;

(G) the applicable Conversion Price and any adjustments to the Conversion Price;

(H) that the Convertible Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by the Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Convertible Notes; and

(I) the procedures that the Holders must follow to require the Issuer to repurchase their Convertible Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Convertible Notes pursuant to this Section 6.1. Simultaneously with providing such notice, the Issuer will publish such information on its website or through such other public medium as the Issuer may use at that time.

(v) Notwithstanding the foregoing, no Convertible Notes may be repurchased by the Issuer on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Convertible Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Convertible Notes). The Issuer will promptly return to the respective Holders thereof any Convertible Notes held by it during the acceleration of the Convertible Notes (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Convertible Notes), and, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

6.2. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by the Holder (in whole or in part) by means of a written notice of withdrawal delivered to the Issuer in accordance with this Section 6.2 at any time prior to the Fundamental Change Expiration Time, specifying:

(i) the principal amount of the Convertible Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) the certificate number of the Convertible Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Convertible Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

6.3. Excess Cash Flow Offer.

(a) In the event that there shall be Consolidated Excess Cash Flow for any fiscal year of the Issuer and its Subsidiaries (commencing with the fiscal year ended December 31, 2021), not later than the earlier of (i) the date that is five (5) Business Days after the date of delivery of the annual financial statements for such fiscal year of the Issuer pursuant to Section 4(a)(ii) of the Purchase Agreement, and (ii) five (5) Business Days after the date on which the annual financial statements for the applicable fiscal year of the Issuer are required to be delivered pursuant to Section 4(a)(ii) of the Purchase Agreement, the Issuer will make an offer to purchase Convertible Notes (or a portion thereof), such offer to be in the form attached hereto as Exhibit C, which shall include, without limitation, a detailed calculation of the Consolidated Excess Cash Flow for such fiscal year (the “Excess Cash Flow Period”) (each such offer to purchase, an “Excess Cash Flow Offer”), such offer having an aggregate principal amount equal to:

(1) an amount equal to fifty percent (50%) of Consolidated Excess Cash Flow for the Excess Cash Flow Period then ended; multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Convertible Notes held by such Holder and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Convertible Notes and all other Priority Lien Debt required to be repaid with such Consolidated Excess Cash Flow, rounded down to the nearest $1,000 (the “Excess Cash Flow Offer Amount”). The purchase price for any Excess Cash Flow Offer will be 100% of the sum of (i) the principal amount then outstanding, plus (ii) any accrued and unpaid interest through the applicable purchase date (the “Excess Cash Flow Payment”). If the Excess Cash Flow Offer is for less than all of the outstanding Convertible Notes and Convertible Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Excess Cash Flow Offer, the Issuer will purchase Convertible Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Convertible Notes in multiples of $1,000 principal amount (and in a minimum principal amount of $1,000) will be purchased. Any portion of such Consolidated Excess Cash Flow remaining after consummation of the Excess Cash Flow Offer may be used for any purpose not otherwise prohibited by the Note Documents.

(b) Within the timeframe noted in (a) above, the Issuer shall send a written offer to each Holder by first class mail or such other notice method provided for in the Purchase Agreement, which shall govern the terms of the Excess Cash Flow Offer, with a copy of such offer to the Collateral Agent. The offer shall state:

(1) that an Excess Cash Flow Offer is being made as provided for herein, and that, although Holders are not required to tender their Convertible Notes, all Convertible Notes (or a portion thereof) that are validly tendered shall be accepted for payment, subject to pro rata reduction as set forth in Sections 6.3(a) and (e);

(2) the principal amount of Convertible Notes subject to the Excess Cash Flow Offer, the Excess Cash Flow Payment and the expiration date of the Excess Cash Flow Offer (the “Excess Cash Flow Offer Expiration Date”), which will be no earlier than thirty (30) days and no later than sixty (60) days after the date such written notice to the Holders and the Collateral Agent is sent and a settlement date for purchase (the “Excess Cash Flow Payment Date”) not more than five (5) Business Days after the Excess Cash Flow Offer Expiration Date;

(3) that any Convertible Note (or portion thereof) accepted for payment pursuant to the Excess Cash Flow Offer (and duly paid for on the Excess Cash Flow Payment Date) shall cease to accrue interest after the Excess Cash Flow Payment Date;

(4) that any Convertible Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(5) that any Holder electing to have a Convertible Note (or portion thereof) purchased pursuant to any Excess Cash Flow Offer shall be required to notify the Issuer of its election before the close of business on the Excess Cash Flow Offer Expiration Date;

(6) that Holders shall be entitled to withdraw their election if the Issuer receives, not later than the close of business on the Excess Cash Flow Offer Expiration Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of the Convertible Note (or portion thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Convertible Note purchased; and

(7) the instructions and any other information necessary to enable Holders to tender their Convertible Notes (or portions thereof) and have such Convertible Notes (or portions thereof) purchased pursuant to the Excess Cash Flow Offer.

(e) On or before the Excess Cash Flow Payment Date, the Issuer shall, to the extent lawful, accept for payment all Convertible Notes or portions thereof properly tendered and not withdrawn pursuant to the Excess Cash Flow Offer. Promptly after such acceptance, on the Excess Cash Flow Payment Date, the Issuer will:

(1) deposit by 11:00 a.m., New York City time, with the Holder an amount equal to such Holder’s pro rata share of the Excess Cash Flow Payment in respect of all Convertible Notes or portions thereof so tendered by such Holder; and

(2) deliver or cause to be delivered an Officer’s Certificate of the Issuer delivered to the Collateral Agent and the Holders stating the aggregate principal amount of Convertible Notes or portions thereof being purchased by the Issuer.

(f) On the Excess Cash Flow Payment Date, the Issuer shall send to each Holder of Convertible Notes accepted for payment the Excess Cash Flow Payment for such Convertible Notes, a new Convertible Note (with a copy to the Collateral Agent) in a principal amount equal to the unpurchased portion of the Convertible Notes surrendered. Interest on the Convertible Notes purchased will cease to accrue on and after the Excess Cash Flow Payment Date.

(g) If the aggregate principal amount of Convertible Notes surrendered in an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Issuers will select the Convertible Notes to be purchased on a pro rata basis with such adjustments as needed so that no Convertible Notes in an unauthorized denomination are purchased in part based on the aggregate principal amount, as applicable of the Convertible Notes tendered.

6.4. Excess Proceeds Offer.

(a) Not later than five (5) days after the date of receipt by the Issuer or any of its Subsidiaries of

(i) any Net Cash Proceeds from the issuance of any Indebtedness of the Issuer and its Subsidiaries (other than Permitted Indebtedness) (such Net Cash Proceeds, “Debt Issuance Net Proceeds”),

(ii) any Net Cash Proceeds from any Asset Disposition (to the extent the total aggregate amount of such Net Cash Proceeds received by the Issuer and/or its Subsidiaries in the same fiscal year (and not paid to the Holders of the Convertible Notes and/or other Priority Lien Debt to repay Priority Lien Obligations) are in excess of One Hundred Thousand Dollars ($100,000)) (such excess, the “Excess Asset Disposition Net Proceeds”),

(iii) any Net Cash Proceeds from any insurance or condemnation awards (once the total aggregate amount of such Net Cash Proceeds received by the Issuer and its Subsidiaries in such fiscal year (and not paid to the Holders of Convertible Notes as a repurchase of the Convertible Notes and/or a repayment of other Priority Lien Debt) exceeds One Hundred Thousand Dollars ($100,000) (and to the extent repurchase is required, the required amount of such repurchase shall only be the net Cash Proceeds in excess of such amount (such excess, the “Excess Condemnation Net Proceeds”), and (ii) if the Issuer notifies the Agent of the Issuer’s or of its Subsidiaries’ intent to reinvest such Net Cash Proceeds on or prior to the fifth day after such receipt of Net Cash Proceeds then so long as no Default or Event of Default shall have occurred or be continuing at the time of such notice, at the time of reinvestment, or at any time in between, and (y) the proceeds of such insurance and/or condemnation award are held in a Controlled Account, the Issuer shall have the option, directly or through one or more Guarantors or its Subsidiaries, to use such Net Cash Proceeds to reinvest in similar productive assets of the business, in each case, (x) that are used or useful in the business of the Issuer and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset sold or otherwise disposed of was Collateral, within one hundred and eighty (180) days of receipt of such Net Cash Proceeds (or if Issuer or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one hundred and eighty (180) day period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within the next one hundred eighty (180) days, an extension for a period of up to an additional one hundred eighty (180) days from the end of the initial one hundred and eighty (180) day period) (the “Reinvestment Period”) and until the end of the Reinvestment Period, such insurance and/or condemnation awards shall not be considered Excess Condemnation Net Proceeds) or

(iv) any cash, Cash Equivalents or other proceeds from any capital contributions to, or issuances or other sales of or transactions with respect to any Equity Interests of the Issuer or any of its Subsidiaries resulting in gross proceeds in excess of Seventy-Five Million Dollars ($75,000,000) in the aggregate in any six (6) month period after (but not including) the Closing Date (other than Equity Interests issued (A) pursuant to any employee stock or stock option compensation plan, (B) upon the Consummation of the Merger on the Closing Date as a result of the equity contribution occurring in connection therewith, (C) pursuant to the terms of the Convertible Note and the Purchase Agreement in order to purchase, redeem, convert or otherwise exchange the Convertible Notes in accordance with the terms of thereof), or (D) for purposes approved in writing by the Agent (such excess, “Excess Equity Issuance Net Proceeds”).

(each of the events set forth in the foregoing clauses (i), (ii), (iii) and (iv), a “Mandatory Prepayment Event”), the Issuer will be obligated to make an offer in the form attached hereto as Exhibit D (such offer, a “Mandatory Prepayment Offer”) to the Holders of the Convertible Notes to purchase Convertible Notes (or a portion thereof) in an amount equal to 100% of the aggregate Convertible Notes Allocable Share of all such Excess Proceeds, plus accrued and unpaid interest on the aggregate principal amount of Convertible Notes to be prepaid to, but excluding, the date of purchase plus the applicable Make-Whole Amount (unless such Excess Proceeds derive from Excess Condemnation Net Proceeds, in which case the applicable Make-Whole Amount shall not be included) (the “Mandatory Prepayment Offer Payment Amount”). If the Mandatory Prepayment Offer is for less than all of the outstanding Convertible Notes and Convertible Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Mandatory Prepayment Offer, the Issuer will purchase Convertible Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Convertible Notes in multiples of $1,000 principal amount (and in a minimum principal amount of $1,000) will be purchased. Any portion of such Excess Proceeds remaining after consummation of the Mandatory Prepayment Offer may be used for any purpose not otherwise prohibited by the Note Documents.

(b) Within the timeframe noted in (a) above, the Issuer shall send a written offer to each Holder by first class mail or such other notice method provided for in the Purchase Agreement, which shall govern the terms of the Mandatory Prepayment Offer, with a copy of such offer to the Collateral Agent. The offer shall state:

(1) that a Mandatory Prepayment Offer is being made as provided for herein, and that, although Holders are not required to tender their Convertible Notes, all Convertible Notes (or a portion thereof) that are validly tendered shall be accepted for payment, subject to pro rata reduction as set forth in Sections 6.4(a) and (e);

(2) the principal amount of Convertible Notes subject to the Mandatory Prepayment Offer, the Mandatory Prepayment Offer Amount and the nature and amount of the Excess Proceeds and the expiration date of the Mandatory Prepayment Offer (the “Mandatory Prepayment Offer Expiration Date”), which will be no earlier than thirty (30) days and no later than sixty (60) days after the date such written notice to the Holders and the Collateral Agent is sent and a settlement date for purchase (the “Mandatory Prepayment Date”) not more than five (5) Business Days after the Mandatory Prepayment Offer Expiration Date;

(3) that any Convertible Note (or portion thereof) accepted for payment pursuant to the Mandatory Prepayment Offer (and duly paid for on the Mandatory Prepayment Date) shall cease to accrue interest after the Mandatory Prepayment Date;

(4) that any Convertible Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(5) that any Holder electing to have a Convertible Note (or portion thereof) purchased pursuant to a Mandatory Prepayment Offer shall be required to notify the Issuer of its election before the close of business on the Mandatory Prepayment Offer Expiration Date;

(6) that Holders shall be entitled to withdraw their election if the Issuer receives, not later than the close of business on the Mandatory Prepayment Offer Expiration Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of the Convertible Note (or portion thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Convertible Note purchased; and

(7) the instructions and any other information necessary to enable Holders to tender their Convertible Notes (or portions thereof) and have such Convertible Notes (or portions thereof) purchased pursuant to the Mandatory Prepayment Offer.

(e) On or before the Mandatory Prepayment Date, the Issuer shall, to the extent lawful, accept for payment all Convertible Notes or portions thereof properly tendered and not withdrawn pursuant to the Mandatory Prepayment Offer. Promptly after such acceptance, on the Mandatory Prepayment Date, the Issuer will:

(1) deposit by 11:00 a.m., New York City time, with the Holder an amount equal to such Holder’s Allocable Share of the Excess Proceeds in respect of all Convertible Notes or portions thereof so tendered by such Holder; and

(2) deliver or cause to be delivered an Officer’s Certificate of the Issuer delivered to the Collateral Agent and the Holders stating the aggregate principal amount of Convertible Notes or portions thereof being purchased by the Issuer.

(f) On the Mandatory Prepayment Date, the Issuer shall send to each Holder of Convertible Notes accepted for payment the Excess Proceeds for such Convertible Notes and a new Convertible Note (with a copy to the Collateral Agent) in a principal amount equal to the unpurchased portion of the Convertible Notes surrendered. Interest on the Convertible Notes purchased will cease to accrue on and after the Mandatory Prepayment Date.

(g) If the aggregate principal amount of Convertible Notes surrendered in a Mandatory Prepayment Offer exceeds the Mandatory Prepayment Offer Amount, the Issuers will select the Convertible Notes to be purchased on a pro rata basis with such adjustments as needed so that no Convertible Notes in an unauthorized denomination are purchased in part based on the aggregate principal amount, as applicable of the Convertible Notes tendered.

6.5. Term Loan Repayment Offer.

(a) Not later than thirty (30) days after each date on which there is a voluntary prepayment, repayment or repurchase of the loans under the Term Loan Credit Agreement or any other Priority Lien Obligation, the Issuer will make an offer, with such offer to be in the form attached hereto as Exhibit E, to purchase the Convertible Notes (or a portion thereof) in an aggregate principal amount up to the aggregate principal amount of Priority Lien Debt repurchased or prepaid (the “Term Loan Offer Amount”) at a price that, as a percentage of the principal acquired, is the same as the price paid in the repurchase or repayment of the Priority Lien Debt (each such offer, a “Term Loan Repayment Offer” and such payment shall include accrued and unpaid interest, if any, to, but excluding, the date of purchase plus the Make-Whole Amount, any such payment, a “Term Loan Payment”). If the Term Loan Repayment Offer is for less than all of the outstanding Convertible Notes and Convertible Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Term Loan Repayment Offer, the Issuer will purchase Convertible Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Convertible Notes in multiples of $1,000 principal amount (and in a minimum principal amount of $1,000) will be purchased. Any portion of such Term Loan Payment remaining after consummation of the Term Loan Repayment Offer may be used for any purpose not otherwise prohibited by the Note Documents.

(b) Not later than thirty (30) days following any voluntary prepayment, repayment or repurchase of the loans under the Term Loan Credit Agreement or, as the context may require, other Priority Lien Obligation, the Issuer shall send a written offer to each Holder by first class mail or by such other manner provided for in the Purchase Agreement, which shall govern the terms of the Term Loan Repayment Offer, with a copy of such offer to the Collateral Agent. The offer shall state:

(1) that a voluntary prepayment, repayment or repurchase of the loans under the Term Loan Credit Agreement, or as the context may require, such other Priority Lien Obligation, has occurred and a Term Loan Repayment Offer is being made as provided for herein, and that, although Holders are not required to tender their Convertible Notes (or a portion thereof), all Convertible Notes that are validly tendered shall be accepted for payment, subject to pro rata reduction as set forth in Sections 6.5(a) and (e);

(2) the Term Loan Payment and the expiration date of the Term Loan Repayment Offer (the “Term Loan Repayment Offer Expiration Date”), which will be no earlier than thirty (30) days and no later than sixty (60) days after the date such written notice to the Holders and the Collateral Agent is sent and a settlement date for purchase (the “Term Loan Payment Date”) not more than five (5) Business Days after the Term Loan Repayment Offer Expiration Date;

(3) that any Convertible Note (or portion thereof) accepted for payment pursuant to the Term Loan Repayment Offer (and duly paid for on the Term Loan Payment Date) shall cease to accrue interest after the Term Loan Payment Date;

(4) that any Convertible Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(5) that any Holder electing to have a Convertible Note (or portion thereof) purchased pursuant to any Term Loan Repayment Offer shall notify the Issuer of its election to the Issuer at the address specified in the notice at before the close of business on the Term Loan Repayment Offer Expiration Date;

(6) that Holders shall be entitled to withdraw their election if the Issuer receives, not later than the close of business on the Term Loan Repayment Offer Expiration Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of the Convertible Note (or portion thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Convertible Note purchased; and

(7) the instructions and any other information necessary to enable Holders to tender their Convertible Notes (or portions thereof) and have such Convertible Notes (or portions thereof) purchased pursuant to the Term Loan Repayment Offer.

If the Term Loan Repayment Offer is sent prior to the voluntary prepayment, repayment or repurchase of the loans under the other Priority Lien Documents, it may be conditioned upon the consummation of the voluntary prepayment, repayment or repurchase of the loans under the Term Loan Credit Agreement.

(c) On or before the Term Loan Payment Date, the Issuer shall, to the extent lawful, accept for payment all Convertible Notes or portions thereof properly tendered and not withdrawn pursuant to the Term Loan Repayment Offer. Promptly after such acceptance, on the Term Loan Payment Date, the Issuer will:

(1) deposit by 11:00 a.m., New York City time, with the Holder an amount equal to such Holder’s pro rata share of the Term Loan Repayment Offer in respect of all Convertible Notes or portions thereof so tendered by such Holder; and

(2) deliver or cause to be delivered an Officer’s Certificate of the Issuer delivered to the Collateral Agent and the Holders stating the aggregate principal amount of Convertible Notes or portions thereof being purchased by the Issuer.

(d) On the Term Loan Payment Date, the Issuer shall send to each Holder of Convertible Notes accepted for payment the Term Loan Payment for such Convertible Notes and a new Convertible Note (with a copy to the Collateral Agent) in a principal amount equal to the unpurchased portion of the Convertible Notes surrendered. Interest on the Convertible Notes purchased will cease to accrue on and after the Term Loan Payment Date.

(e) If the aggregate principal amount of Convertible Notes surrendered in a Term Loan Repayment Offer exceeds the Term Loan Offer Amount, the Issuers will select the Convertible Notes to be purchased on a pro rata basis with such adjustments as needed so that no Convertible Notes in an unauthorized denomination are purchased in part based on the aggregate principal amount, as applicable of the Convertible Notes tendered.

6.6. Covenant to Comply with Applicable Laws Upon Repurchase of Convertible Notes. In connection with any repurchase offer upon a Fundamental Change, Excess Cash Flow Offer, Mandatory Prepayment Offer or a Term Loan Repayment Offer pursuant to this Section 6, the Issuer will, if required:

(i) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(ii) file a Schedule TO or any other required schedule under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Convertible Notes;

in each case, so as to permit the rights and obligations under this Section 6 to be exercised in the time and in the manner specified in this Section 6 subject to postponement in order to allow the Issuer to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Convertible Note relating to the Issuer’s obligations to purchase this Convertible Note upon a Fundamental Change, Excess Cash Flow Offer, Mandatory Prepayment Offer or a Term Loan Repayment Offer, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Convertible Note by virtue of such conflict.

6.7. Offers with Declined Proceeds. If a holder of a Convertible Note or of any other Priority Lien Debt declines all or any portion of the payments the Issuer would have been required to make or offer to the holders of Priority Lien Debt on a pro rata and pari passu basis with an Excess Cash Flow Offer, Excess Proceeds Offer or Term Loan Repayment Offer under this Convertible Note (any such declined amounts, “Declined Proceeds” and any such declining holder of Priority Lien Debt, a “Declining Holder” and all other holders of Priority Lien Debt, “Non-Declining Holders”), then such Declined Proceeds shall be offered and paid to the Non-Declining Holders in accordance with their pro rata share of the Priority Lien Obligations until all of the remaining Declined Proceeds have been depleted. It being understood that for purposes of this Convertible Note, any such Declined Proceeds shall be treated in the same manner as the original proceeds and the same Excess Cash Flow Offer, Excess Proceeds Offer and Term Loan Repayment Offer mechanics described in this Section 6 shall apply thereto, provided however, for the purposes of determining when such Declined Proceeds are required to be offered to any Non-Declining Holders, the date of receipt of such proceeds by the Note Parties shall be the first Business Day after the last day that a Declining Holder under any Priority Lien Obligation has the right to decline their share of such proceeds (for example, if a Priority Lien Holder has a right to accept or decline such proceeds of an Asset Disposition for sixty (60) days under this Convertible Note and five (5) days under other Priority Lien Debt, then the first day that such Declined Proceeds would be required to be offered to the other Non-Declining Holders would be the first Business Day after the sixty (60) day period allowed under such Priority Lien Obligations).

7. Optional Redemption.

7.1. Optional Redemption Upon Triggering Event.

(a) On or after August 13, 2023, the Issuer may redeem all or any portion of the Convertible Note, at any time following a Triggering Event ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides the Notice of Optional Redemption (an “Optional Redemption Notice Date”) (the “Optional Redemption”) by paying to the Holder the Redemption Price in the form of additional stock, cash or a combination thereof.

7.2. Notice of Optional Redemption.

(a) In case the Issuer exercises its Optional Redemption right pursuant to Section 7.1, it shall fix a date for Optional Redemption (each, an “Optional Redemption Date”) and it shall deliver or cause to be delivered a written notice of such Optional Redemption (a “Notice of Optional Redemption”) not less than thirty (30) nor more than sixty (60) Trading Days prior to the Optional Redemption Date to each Holder of Convertible Notes so to be redeemed as a whole or in part. Simultaneously with providing a Notice of Optional Redemption, the Issuer shall publish, or cause to be published, a notice containing the information set forth in such Notice of Optional Redemption on the Issuer’s website or through such other public medium as the Issuer may use at that time. A Notice of Optional Redemption shall be irrevocable.

(b) If any Notice of Optional Redemption has been given in respect of the Convertible Notes in accordance with this Section 7.2, the Convertible Notes shall become immediately due and payable on the Optional Redemption Date at the place or places stated in the Notice of Optional Redemption and at the applicable Redemption Price.

(c) Each Notice of Optional Redemption shall specify:

(i) the Optional Redemption Date;

(ii) the Redemption Price;

(iii) that on the Optional Redemption Date, the Redemption Price will become due and payable;

(iv) the place or places where such Convertible Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Convertible Notes for conversion at any time prior to the close of business on the Trading Day immediately preceding the Optional Redemption Date; and

(vi) in case any Convertible Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Optional Redemption Date, upon surrender of such Convertible Note, a new Convertible Note in principal amount equal to the unredeemed portion thereof shall be issued.

7.3. Restriction on Optional Redemption. The Issuer may not redeem any Convertible Notes on any date if the principal amount of the Convertible Notes has been accelerated in accordance with the terms herein, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to such Convertible Notes).

For the purposes of this Section 7, any capitalized terms used herein but not otherwise defined in this Convertible Note shall have the respective meanings ascribed to them in the Term Loan Credit Agreement.

8. Restrictions on Transfer.

8.1. Restricted Securities. By acceptance hereof, the Holder understands and agrees that this Convertible Note and the Common Stock receivable upon conversion hereof are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

8.2. [Reserved]

8.3. Legends. It is understood that, until the date that is the later of (1) the date that is one year after the last date of original issuance of the Convertible Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, each Convertible Note and each certificate evidencing Common Stock acquired upon conversion thereof (or evidencing any other securities issued with respect thereto) shall bear the following legend (unless such Convertible Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act), or unless otherwise agreed by the Issuer in writing:

[THIS CONVERTIBLE NOTE HAS / THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Any Convertible Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Convertible Note for exchange to the Issuer, be exchanged for a new Convertible Notes, of like tenor and aggregate principal amount, which shall not bear the aforementioned restricted legend required.

9. Notices.

9.1. Notices to Holder of Convertible Notes. Any notice required by the provisions of this Convertible Note to be given to the Holder shall be in writing and may be delivered by any means (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.

9.2. Notices to the Issuer. Whenever any provision of this agreement requires a notice to be given to the Issuer by the Holder, the holder of Common Stock obtained upon the conversion of a Convertible Note or the holder of any other security of the Issuer obtained in connection with a recapitalization, merger, dividend or other event affecting a Convertible Note, then and in each such case, such notice shall be in writing and may be delivered by any means (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the Issuer.

No notice under this Section 9.2 shall be valid unless signed by the holder of the Convertible Note, Common Stock or other security giving the notice or in the case of a notice by holders of a specified percent in aggregate principal amount of outstanding Convertible Notes unless signed by each holder of a Convertible Note whose Convertible Note has been counted in constituting the requisite percentage of Convertible Notes required to give such notice.

10. No Rights as Stockholder. This Convertible Note, as such, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Issuer.

11. Headings, Governing Law, Purchase Agreement to Control. The descriptive headings in this Convertible Note are inserted for convenience only and do not constitute a part of this Convertible Note. The validity, meaning and effect of this Convertible Note shall be determined in accordance with the laws of the State of New York without regard for its conflicts of laws principles, except Section 5-1401 of the New York General Obligations Law. In the case of a conflict between the provisions of this Convertible Note and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

12. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under application law.

13. Additional Amounts. All payments and deliveries made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Convertible Notes or any other Note Document shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future Taxes, unless such withholding or deduction is required by applicable Laws. If any applicable Law requires the deduction or withholding of any Tax from any such payment (as determined in the good faith discretion of the Issuer, any Guarantor, or any other applicable withholding agent), then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and if such Tax is an Indemnified Tax, then the sum payable to the Holder shall be increased by such Additional Amounts as may be necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to the Additional Amounts), the beneficial owner of the Convertible Notes receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Issuer or the relevant Guarantor shall use its reasonable efforts to obtain Tax receipts from each Governmental Authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor shall furnish to the Holder, within sixty (60) days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Holder.

14. Mutilated, Destroyed, Lost or Stolen Notes. In case any Convertible Note shall become mutilated or be destroyed, lost or stolen, the Issuer shall execute and deliver a new Convertible Note in exchange and substitution for the mutilated Convertible Note, or in lieu of and in substitution for the Convertible Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer such security or indemnity as may be required by it to hold it harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. No service charge shall be imposed by the Issuer upon the issuance of any substitute Convertible Note, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp, or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. Every substitute Convertible Note issued pursuant to the provisions of this Section 14 by virtue of the fact that any Convertible Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Convertible Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Convertible Note equally and proportionately with any and all other Convertible Notes duly issued under the Purchase Agreement. To the extent permitted by law, all Convertible Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Convertible Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

15. Remedies. Holder shall have, in addition to the rights and remedies contained in this Convertible Note, all of the rights and remedies of a creditor, now or hereafter available at law or in equity. Holder may, at its option, exercise any one or more of such rights and remedies individually, partially, or in any combination. No right, power, or remedy conferred upon Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law or in equity. In addition to all other amounts payable upon an Event of Default, the Issuer shall reimburse Holder for all of its out of pocket expenses (including reasonable legal fees) incurred in the enforcement of Holder’s rights and remedies in respect of this Convertible Note.

16. [Amendment and Restatement. THIS CONVERTIBLE NOTE IS ISSUED IN SUBSTITUTION FOR, AND AMENDS AND RESTATES, SUPERSEDES AND CONTROLS IN ENTIRETY OVER THAT CERTAIN SENIOR SECURED CONVERTIBLE NOTE MADE BY THE ISSUER PAYABLE TO THE ORDER OF [__], DATED AUGUST 13, 2021, AND THIS CONVERTIBLE NOTE DOES NOT DISCHARGE, EXTINGUISH OR NEGATE THE DEBT EVIDENCED BY SUCH PRIOR CONVERTIBLE NOTE IN ANY RESPECT. NOTHING CONTAINED HEREIN SHALL CONSTITUTE OR BE DEEMED TO BE A NOVATION.]1

[Remainder of page intentionally left blank; signature page follows.]

1 NTD: To be included only if such Convertible Note amends and restates a previously delivered Convertible Note.

IN WITNESS WHEREOF, AIRSPAN NETWORKS HOLDINGS INC. has duly caused this Convertible Note to be signed in its name and on its behalf by its duly authorized officer as of the date first above written.

AIRSPAN NETWORKS HOLDINGS INC. (formerly known as NEW BEGINNINGS ACQUISITION CORP.)

By:
Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

(to be signed upon conversion of the Convertible Note)

TO AIRSPAN NETWORKS HOLDINGS INC.:

The undersigned, the holder of the foregoing Convertible Note, hereby surrenders such Convertible Note for conversion into ______ shares of the common stock of Airspan Networks Holdings Inc., and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________________, whose address is __________________________________________________.

Dated: _____________________

(signature)

(address)

EXHIBIT B

[FORM OF] FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO AIRSPAN NETWORKS HOLDINGS INC.:

The undersigned registered owner of this Convertible Note hereby acknowledges receipt of a notice from the Issuer as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 6.1 of this Convertible Note the entire principal amount of this Convertible Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated.

Dated: __________

Signature(s)

Address

Principal amount to be repaid (if less than all):

$__________,000

EXHIBIT C

[FORM OF] EXCESS CASH FLOW OFFER

Date: ____________, ____

[Holder]

[Address]

[Address]

Attention: [______]

DBFIP ANI LLC, as Collateral Agent

[Address]

[Address]

Attention: [_____]

Re: Airspan Networks Holdings Inc. Excess Cash Flow Offer

This offer is given by [_______________], a Responsible Officer (as defined in the Purchase Agreement) of Airspan Networks Holdings Inc. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation (the “Issuer”) pursuant to Section 6.3(a) and (b) of that certain Senior Secured Convertible Note dated as of [____ __], 202[] issued by the Issuer to [__________] (the “Holder” and “you”) (such note, the “Convertible Note”). Capitalized terms used herein without definition shall have the meanings set forth in the Convertible Note.

The undersigned Responsible Officer of the Issuer hereby makes an Excess Cash Flow Offer as set forth in Section 6.3(b) of the Convertible Note, that the Issuer is hereby offering to purchase a portion of the Convertible Note on the following terms:

(1) the Holder is not required to tender its Convertible Note,

(2) any Convertible Note (or portions thereof) that is validly tendered shall be accepted for payment, subject to pro rata reduction as set forth in Sections 6.3(a) and (e) of the Convertible Note;

(3) any Convertible Note (or portions thereof) accepted for payment pursuant to the Excess Cash Flow Offer (and duly paid for on the Excess Cash Flow Payment Date) shall cease to accrue interest after the Excess Cash Flow Payment Date;

(4) any Convertible Note (or portions thereof) not validly tendered for payment shall continue to accrue interest;

(5) if the Holder elects to have a Convertible Note (or portions thereof) purchased pursuant to these terms, the Holder shall be required to notify the Issuer of its election before the close of business on the Excess Cash Flow Offer Expiration Date; and

(6) the Holder shall be entitled to withdraw its election if the Issuer receives, not later than the close of business on the Excess Cash Flow Offer Expiration Date, an electronic transmission or letter setting forth the Holder’s name, the principal amount of the Convertible Note (or portions thereof) it delivered for purchase and a statement that it is withdrawing its election to have such Convertible Note (or portions thereof) purchased.

The undersigned Responsible Officer of the Issuer hereby certifies to the Holder (in such officer’s capacity as a Responsible Officer, and not individually) that:

(A) the principal amount of Convertible Note subject to the Excess Cash Flow Offer equals $__________________;

(B) the Excess Cash Flow Offer Payment with respect to your Convertible Note equals $__________________;

(C) attached hereto as Annex A is the calculation of Consolidated Excess Cash Flow for the Fiscal Year ended December 31, ______; and

(D) the Excess Cash Flow Offer Expiration Date is ___________, 202[ ];2 and

(E) the Excess Cash Flow Payment Date is ___________, 202[_].3

[Issuer to insert any additional instructions or other information necessary to enable Holder to tender its Convertible Note (or portions thereof) purchased pursuant to this Excess Cash Flow Offer.]

Please notify the Issuer that the Holder is electing to redeem its Convertible Note (or portions thereof) by completing the form attached hereto as Annex B.

[Signature Page Follows]

2 To be no earlier than thirty (30) days and no later than sixty (60) days after the date of this notice.

3 To be not more than five (5) Business Days after the Excess Cash Flow Offer Expiration Date.

IN WITNESS WHEREOF, the undersigned officer (in his/her capacity as a Responsible Officer and not in any individual capacity) has executed and delivered this offer as of the date first set forth above.

AIRSPAN NETWORKS HOLDINGS INC. (formerly known as NEW BEGINNINGS ACQUISITION CORP.)

By:
Name:
Title:

Annex A

to Excess Cash Flow Offer

Calculation of Consolidated Excess Cash Flow

Annex B

to Excess Cash Flow Offer

Date: ____________, ____

Airspan Networks Holdings Inc.

[Address]

[Address]

Attention: [______]

DBFIP ANI LLC, as Collateral Agent

[Address]

[Address]

Attention: [_____]

Re: OPTION OF THE HOLDER TO ELECT TENDER IN CONNECTION WITH EXCESS CASH FLOW OFFER

Reference is made to the Senior Secured Convertible Note dated as of [____ __], 202[] (the “Convertible Note”) issued by Airspan Networks Holdings Inc. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation (the “Issuer”), to [__________] (the “Holder”). The Issuer made to the Holder an Excess Cash Flow Offer pursuant to the terms of the Excess Cash Flow Offer dated [_______, 20[__]]. In accordance with Section 6.3 of the Convertible Note, the undersigned Holder hereby elects to have all or a portion of its Convertible Note repurchased by the Issuer on the Excess Cash Flow Payment Date as follows:

Principal amount to be tendered: $_______________

Tax Identification No. of Holder: _____________________

[HOLDER]

Name:
Title:

EXHIBIT D

[FORM OF] MANDATORY PREPAYMENT OFFER

Date: ____________, ____

[Holder]

[Address]

[Address]

Attention: [______]

DBFIP ANI LLC, as Collateral Agent

[Address]

[Address]

Attention: [_____]

Re: Airspan Networks Holdings Inc. Mandatory Prepayment Offer

This offer is given by [_______________], a Responsible Officer (as defined in the Purchase Agreement) of Airspan Networks Holdings Inc. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation (the “Issuer”) pursuant to Section 6.4(a) and (b) of that certain Senior Secured Convertible Note dated as of [____ __], 202[] issued by the Issuer to [__________] (the “Holder” and “you”) (such note, the “Convertible Note”). Capitalized terms used herein without definition shall have the meanings set forth in the Convertible Note.

The undersigned Responsible Officer of the Issuer hereby makes a Mandatory Prepayment Offer as set forth in Section 6.4(b) of the Convertible Note, that the Issuer is hereby offering to purchase a portion of the Convertible Note on the following terms:

(1) the Holder is not required to tender the Convertible Note,

(2) any Convertible Note (or portions thereof) that is validly tendered shall be accepted for payment, subject to pro rata reduction as set forth in Sections 6.4(a) and (e) of the Convertible Note;

(3) any Convertible Note (or portions thereof) accepted for payment pursuant to the Mandatory Prepayment Offer (and duly paid for on the Mandatory Prepayment Date) shall cease to accrue interest after the Mandatory Prepayment Date;

(4) any Convertible Note (or portions thereof) not validly tendered shall continue to accrue interest;

(5) if the Holder elects to have a Convertible Note (or portions thereof) purchased pursuant to these terms, the Holder shall be required to notify the Issuer of its election before the close of business on the Mandatory Prepayment Offer Expiration Date; and

(6) the Holder shall be entitled to withdraw its election if the Issuer receives, not later than the close of business on the Mandatory Prepayment Offer Expiration Date, an electronic transmission or letter setting forth the Holder’s name, the principal amount of the Convertible Note (or portions thereof) it delivered for purchase and a statement that it is withdrawing its election to have such Convertible Note (or portions thereof) purchased.

The undersigned Responsible Officer of the Issuer hereby certifies to the Holder (in such officer’s capacity as a Responsible Officer, and not individually) that:

(A) the principal amount of the Convertible Note subject to the Mandatory Prepayment Offer equals $__________________;

(B) the Mandatory Prepayment Offer Amount with respect to your Convertible Note equals $__________________;

(C) attached hereto as Annex A is the calculation of the Excess Proceeds, which consists of [Debt Issuance Net Proceeds] [Excess Asset Disposition Net Proceeds] [Excess Condemnation Net Proceeds] [Excess Equity Issuance Net Proceeds];

(D) the Mandatory Prepayment Offer Expiration Date is ___________, 202[ ];4 and

(E) the Mandatory Prepayment Date is ____________, 202[_].5

[Issuer to insert any additional instructions or other information necessary to enable Holder to tender its Convertible Note (or portions thereof) purchased pursuant to this Mandatory Prepayment Offer.]

Please notify the Issuer that the Holder is electing to redeem its Convertible Note (or portions thereof) by completing the form attached hereto as Annex B.

[Signature Page Follows]

4 To be no earlier than thirty (30) days and no later than sixty (60) days after the date of this notice.

5 To be not more than five (5) Business Days after the Mandatory Prepayment Offer Expiration Date.

IN WITNESS WHEREOF, the undersigned officer (in his/her capacity as a Responsible Officer and not in any individual capacity) has executed and delivered this offer as of the date first set forth above.

AIRSPAN NETWORKS HOLDINGS INC. (formerly known as NEW BEGINNINGS ACQUISITION CORP.)

By:
Name:
Title:

[Signature Page to Mandatory Prepayment Offer]

Annex A

to Mandatory Prepayment Offer

Calculation of Excess Proceeds

Annex B

to Mandatory Prepayment Offer

Date: ____________, ____

Airspan Networks Holdings Inc.

[Address]

[Address]

Attention: [______]

DBFIP ANI LLC, as Collateral Agent

[Address]

[Address]

Attention: [_____]

Re: OPTION OF THE HOLDER TO ELECT TENDER IN CONNECTION WITH MANDATORY PREPAYMENT OFFER

Reference is made to the Senior Secured Convertible Note dated as of [____ __], 202[] (the “Convertible Note”) issued by Airspan Networks Holdings Inc. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation (the “Issuer”), to [__________] (the “Holder”). The Issuer made to the Holder a Mandatory Prepayment Offer pursuant to the terms of the Mandatory Prepayment Offer dated [_______, 20[__]]. In accordance with Section 6.4 of the Convertible Note, the undersigned Holder hereby elects to have all or a portion of its Convertible Note repurchased by the Issuer on the Mandatory Prepayment Date as follows:

Principal amount to be tendered: $_______________

Tax Identification No. of Holder: _____________________

[HOLDER]

Name:
Title:

EXHIBIT E

[FORM OF] TERM LOAN REPAYMENT OFFER

Date: ____________, ____

[Holder]

[Address]

[Address]

Attention: [______]

DBFIP ANI LLC, as Collateral Agent

[Address]

[Address]

Attention: [_____]

Re: Airspan Networks Holdings Inc. Term Loan Repayment Offer

This offer is given by [_______________], a Responsible Officer (as defined in the Purchase Agreement) of Airspan Networks Holdings Inc. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation (the “Issuer”) pursuant to Section 6.5(a) and (b) of that certain Senior Secured Convertible Note dated as of [____ __], 202[] issued by the Issuer to [__________] (the “Holder” and “you”) (such note, the “Convertible Note”). Capitalized terms used herein without definition shall have the meanings set forth in the Convertible Note.

The undersigned Responsible Officer of the Issuer hereby makes a Term Loan Repayment Offer as set forth in Section 6.5(b) of the Convertible Note, that the Issuer is hereby offering to purchase a portion of the Convertible Note on the following terms:

(7) the Holder is not required to tender its Convertible Note,

(8) any Convertible Note (or portions thereof) that is validly tendered shall be accepted for payment, subject to pro rata reduction as set forth in Sections 6.5(a) and (e) of the Convertible Note;

(9) any Convertible Note (or portions thereof) accepted for payment pursuant to the Term Loan Repayment Offer (and duly paid for on the Term Loan Payment Date) shall cease to accrue interest after the Term Loan Payment Date;

(10) any Convertible Note (or portions thereof) not validly tendered for payment shall continue to accrue interest;

(11) if the Holder elects to have a Convertible Note (or portions thereof) purchased pursuant to these terms, the Holder shall be required to notify the Issuer of its election before the close of business on the Term Loan Repayment Offer Expiration Date; and

(12) the Holder shall be entitled to withdraw its election if the Issuer receives, not later than the close of business on the Term Loan Offer Expiration Date, an electronic transmission or letter setting forth the Holder’s name, the principal amount of the Convertible Note (or portions thereof) it delivered for purchase and a statement that it is withdrawing its election to have such Convertible Note (or portions thereof) purchased.

The undersigned Responsible Officer of the Issuer hereby certifies to the Holder (in such officer’s capacity as a Responsible Officer, and not individually) that:

(F) the principal amount of Convertible Note subject to the Term Loan Repayment Offer equals $__________________;

(G) the Term Loan Offer Amount with respect to your Convertible Note equals $__________________;

(H) attached hereto as Annex A is the calculation of the Term Loan Offer Amount;

(I) the Term Loan Repayment Offer Expiration Date is ___________, 202[ ];6 and

(J) the Term Loan Payment Date is ___________, 202[_].7

[Issuer to insert any additional instructions or other information necessary to enable Holder to tender its Convertible Note (or portions thereof) purchased pursuant to this Term Loan Repayment Offer.]

Please notify the Issuer that the Holder is electing to redeem its Convertible Note (or portions thereof) by completing the form attached hereto as Annex B.

[Signature Page Follows]

6 To be no earlier than thirty (30) days and no later than sixty (60) days after the date of this notice.

7 To be not more than five (5) Business Days after the Term Loan Repayment Offer Expiration Date.

IN WITNESS WHEREOF, the undersigned officer (in his/her capacity as a Responsible Officer and not in any individual capacity) has executed and delivered this offer as of the date first set forth above.

AIRSPAN NETWORKS HOLDINGS INC. (formerly known as NEW BEGINNINGS ACQUISITION CORP.)

By:
Name:
Title:

Annex A

to Term Loan Repayment Offer

Calculation of Term Loan Offer Amount

Annex B

to Term Loan Repayment Offer

Date: ____________, ____

Airspan Networks Holdings Inc.

[Address]

[Address]

Attention: [______]

DBFIP ANI LLC, as Collateral Agent

[Address]

[Address]

Attention: [_____]

Re: OPTION OF THE HOLDER TO ELECT TENDER IN CONNECTION WITH TERM LOAN REPAYMENT OFFER

Reference is made to the Senior Secured Convertible Note dated as of [____ __], 202[] (the “Convertible Note”) issued by Airspan Networks Holdings Inc. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation (the “Issuer”), to [__________] (the “Holder”). The Issuer made to the Holder a Term Loan Repayment Offer pursuant to the terms of the Term Loan Repayment Offer dated [_______, 20[__]]. In accordance with Section 6.5 of the Convertible Note, the undersigned Holder hereby elects to have all or a portion of its Convertible Note repurchased by the Issuer on the Term Loan Payment Date as follows:

Principal amount to be tendered: $_______________

Tax Identification No. of Holder: _____________________

[HOLDER]

Name:
Title: